-------------------------------------------------------------------------------



                                CREDIT AGREEMENT

                                      among

                               COMCAST CORPORATION

                   COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.

                     The Financial Institutions Party Hereto

                              JPMorgan Chase Bank,
                             as Administrative Agent
                                       and
                                 Issuing Lender

                                 CITIBANK, N.A.,
                              as Syndication Agent

                                       and

                             Bank of America, N.A.,
                                Barclays Bank plc
                                       and
                         DEUTSCHE BANK SECURITIES INC.,
                           as Co-Documentation Agents

                           Dated as of January 8, 2004


 -------------------------------------------------------------------------------


                           J.P. MORGAN SECURITIES INC.
                                       and
                         CITIGROUP GLOBAL MARKETS INC.,
                                       as
                   Joint Lead Arrangers and Joint Bookrunners

                         BANC OF AMERICA SECURITIES LLC,
                                BARCLAYS BANK PLC
                                       and
                         DEUTSCHE BANK SECURITIES INC.,
                                 as Co-Arrangers



                                TABLE OF CONTENTS

                                                                                                                Page


SECTION 1 DEFINITIONS AND ACCOUNTING TERMS........................................................................1

   1.01        Defined Terms......................................................................................1
   1.02        Use of Certain Terms..............................................................................16
   1.03        Accounting Terms..................................................................................17
   1.04        Rounding..........................................................................................17
   1.05        Exhibits and Schedules............................................................................17
   1.06        References to Agreements and Laws.................................................................17
   1.07        Pro Forma Calculations............................................................................17

SECTION 2 THE COMMITMENTS AND EXTENSIONS OF CREDIT...............................................................18

   2.01        Amount and Terms of Revolving Commitments.........................................................18
   2.02        Procedure for Revolving Loan Borrowings...........................................................19
   2.03        Letters of Credit.................................................................................19
   2.04        Competitive Bid Procedure.........................................................................23
   2.05        Reduction or Termination of Revolving Commitments.................................................25
   2.06        [RESERVED]........................................................................................25
   2.07        [RESERVED]........................................................................................25
   2.08        [RESERVED]........................................................................................25
   2.09        Prepayments.......................................................................................25
   2.10        Documentation of Loans............................................................................26
   2.11        Continuation and Conversion Option................................................................27
   2.12        Interest..........................................................................................27
   2.13        Fees..............................................................................................28
   2.14        Computation of Interest and Fees..................................................................28
   2.15        Making Payments...................................................................................28
   2.16        Funding Sources...................................................................................30

SECTION 3 TAXES, YIELD PROTECTION AND ILLEGALITY.................................................................30

   3.01        Taxes.............................................................................................30
   3.02        Illegality........................................................................................31
   3.03        Inability to Determine Eurodollar Rates...........................................................31


                                       i





   3.04        Increased Cost and Reduced Return; Capital Adequacy...............................................31
   3.05        Breakfunding Costs................................................................................32
   3.06        Matters Applicable to all Requests for Compensation...............................................33
   3.07        Survival..........................................................................................33

SECTION 4 CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT...........................................................33

   4.01        Conditions Precedent to Effective Date............................................................33
   4.02        Conditions to all Extensions of Credit............................................................34

SECTION 5 REPRESENTATIONS AND WARRANTIES.........................................................................35

   5.01        Existence and Qualification; Power; Compliance with Laws..........................................35
   5.02        Power; Authorization; Enforceable Obligations.....................................................35
   5.03        No Legal Bar......................................................................................36
   5.04        Financial Statements; No Material Adverse Effect..................................................36
   5.05        Litigation........................................................................................36
   5.06        No Default........................................................................................36
   5.07        Authorizations....................................................................................36
   5.08        Taxes.............................................................................................36
   5.09        Margin Regulations; Investment Company Act; Public Utility Holding Company Act....................37
   5.10        ERISA Compliance..................................................................................37
   5.11        Assets; Liens.....................................................................................37
   5.12        Environmental Compliance..........................................................................37
   5.13        Use of Proceeds...................................................................................37
   5.14        Disclosure........................................................................................38

SECTION 6 AFFIRMATIVE COVENANTS..................................................................................38

   6.01        Financial Statements..............................................................................38
   6.02        Certificates, Notices and Other Information.......................................................39
   6.03        Payment of Taxes..................................................................................39
   6.04        Preservation of Existence.........................................................................39
   6.05        Maintenance of Properties.........................................................................39
   6.06        Maintenance of Insurance..........................................................................39
   6.07        Compliance With Laws..............................................................................40
   6.08        Inspection Rights.................................................................................40


                                       ii


   6.09        Keeping of Records and Books of Account...........................................................40
   6.10        Compliance with ERISA.............................................................................40
   6.11        Compliance With Agreements........................................................................40
   6.12        Use of Proceeds...................................................................................40
   6.13        Designation of Unrestricted Subsidiaries..........................................................40

SECTION 7 NEGATIVE COVENANTS.....................................................................................41

   7.01        Liens.............................................................................................41
   7.02        Subsidiary Indebtedness...........................................................................42
   7.03        Fundamental Changes...............................................................................42
   7.04        ERISA.............................................................................................43
   7.05        Limitations on Upstreaming........................................................................43
   7.06        Margin Regulations................................................................................43
   7.07        Financial Covenants...............................................................................43

SECTION 8 EVENTS OF DEFAULT AND REMEDIES.........................................................................44

   8.01        Events of Default.................................................................................44
   8.02        Remedies Upon Event of Default....................................................................45

SECTION 9 THE AGENTS.............................................................................................46

   9.01        Appointment.......................................................................................46
   9.02        Delegation of Duties..............................................................................46
   9.03        Exculpatory Provisions............................................................................46
   9.04        Reliance by Administrative Agent..................................................................47
   9.05        Notice of Default.................................................................................47
   9.06        Non-Reliance on Agents and Other Lenders..........................................................47
   9.07        Indemnification...................................................................................48
   9.08        Agent in Its Individual Capacity..................................................................48
   9.09        Successor Administrative Agent....................................................................48
   9.10        Co-Documentation Agents and Syndication Agent.....................................................49

SECTION 10 MISCELLANEOUS.........................................................................................49

   10.01       Amendments; Consents..............................................................................49
   10.02       Requisite Notice; Effectiveness of Signatures and Electronic Mail.................................50
   10.03       Attorney Costs, Expenses and Taxes................................................................51


                                      iii




   10.04       Binding Effect; Assignment........................................................................51
   10.05       Set-off...........................................................................................53
   10.06       Sharing of Payments...............................................................................53
   10.07       No Waiver; Cumulative Remedies....................................................................54
   10.08       Usury.............................................................................................54
   10.09       Counterparts......................................................................................54
   10.10       Integration.......................................................................................54
   10.11       Nature of Lenders' Obligations....................................................................55
   10.12       Survival of Representations and Warranties........................................................55
   10.13       Indemnity by Co-Borrowers.........................................................................55
   10.14       Nonliability of Lenders...........................................................................55
   10.15       No Third Parties Benefitted.......................................................................56
   10.16       Severability......................................................................................56
   10.17       Confidentiality...................................................................................56
   10.18       Headings..........................................................................................57
   10.19       Time of the Essence...............................................................................57
   10.20       Foreign Lenders...................................................................................57
   10.21       Removal and Replacement of Lenders................................................................58
   10.22       Governing Law; Submission to Jurisdiction; Waivers................................................58
   10.23       Waiver of Right to Trial by Jury..................................................................59


EXHIBITS

A        Form of Guarantee Agreement
B        Form of Request for Extension of Credit
C        Form of Compliance Certificate
D        Form of Assignment and Acceptance

SCHEDULES

A        Excluded Indebtedness
2.01     Revolving Commitments

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is entered into as of January 8, 2004, by and among COMCAST CORPORATION, a Pennsylvania corporation ("Borrower"), COMCAST CABLE COMMUNICATIONS HOLDINGS, INC., a Delaware corporation, as a Co-Borrower, each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, CITIBANK, N.A., as syndication agent (in such capacity, "Syndication Agent"), and Bank of America, N.A., Barclays Bank plc and DEUTSCHE BANK SECURITIES INC., as co-documentation agents (in such capacity, "Co-Documentation Agents").

                                     RECITAL

                  Borrower has requested that Lenders and Issuing Lender provide a revolving line of credit, and Lenders, Issuing Lender and Administrative Agent are willing to do so on the terms and conditions set forth herein.

                  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

                  1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Acquisition" means (a) any purchase or other acquisition of assets or series of related purchases or other acquisitions of assets by Borrower or any Restricted Subsidiary (including by way of asset or stock purchase, swap or merger) other than from Borrower or any Restricted Subsidiary or (b) the designation by Borrower of an Unrestricted Subsidiary as a Restricted Subsidiary.

                  "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted under the Loan Documents.

                  "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account set forth below its signature to this Agreement, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

                  "Administrative Agent-Related Persons" means Administrative Agent (including any successor agent), together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by Administrative Agent and submitted to Administrative Agent (with a copy to Borrower) duly completed by such Lender.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under direct or indirect common control with, such Person.

                  "Agents" means the collective reference to Administrative Agent, Syndication Agent and Co-Documentation Agents.

                  "Aggregate Exposure" means, with respect to any Lender at any time, an amount equal to the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Outstanding Revolving Obligations.

                  "Aggregate Exposure Percentage" means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement" means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

                  "Annualized EBITDA" means, at any date of determination, EBITDA for the two fiscal quarter periods then most recently ended times two
(2).

                  "Annualized Interest Expense" means, at any date of determination, Interest Expense for the two fiscal quarter periods then most recently ended times two (2).

                  "Applicable Amount" means the rate per annum, in basis points, set forth under the relevant column heading below based upon the applicable Debt
Ratings:



  Pricing        Debt Ratings           Commitment                           Eurodollar Rate/
   Level          S&P/Moody's              Fee              Base Rate        Letters of Credit      Utilization Fee (>50.0%)
 --------       -------------           -----------        ----------        -----------------      ------------------------

     1               =A/A2                8.0                   0                  25.0                        10.0
     2               A-/A3               10.0                   0                  37.5                        10.0
     3             BBB+/Baa1             12.5                   0                  50.0                        12.5
     4             BBB/Baa2              15.0                   0                  62.5                        25.0
     5             BBB-/Baa3             18.0                   0                  87.5                        25.0
     6           < BBB-/Baa3 or
                    unrated              25.0                 25.0                125.0                        25.0



                  As used in this definition, "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of Borrower's senior unsecured non-credit-enhanced long-term Indebtedness for borrowed money; provided that, solely for purposes of determining the Applicable Amount, if a Debt Rating is issued by each of S&P and Moody's, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 6 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level higher than the lower Debt Rating shall apply. Initially, the Debt Ratings shall be determined from the certificate delivered pursuant to Section 4.01(a)(iv). Thereafter, the Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. Any change in the Applicable Amount shall become effective on and as of the date of any public announcement of any Debt Rating that indicates a different Applicable Amount. If the rating system of S&P or Moody's shall change, Borrower and Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of such amendment

(which shall require the approval of Required Lenders), the Debt Rating shall be determined by reference to the rating most recently in effect prior to such change.

                  "Applicable Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of the relevant Interest Period, any date that such Loan is prepaid or Converted in whole or in part and the maturity date of such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls every three months after the beginning of such Interest Period; (b) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Applicable Payment Dates with respect to such Borrowing; and (c) as to any other Obligations, the last Business Day of each calendar quarter and the maturity date of such Obligation, except as otherwise provided herein.

                  "Applicable Time" means New York time.

                  "Asset Monetization Transactions" has the meaning set forth in the definition of Consolidated Total Indebtedness.

                  "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit D.

                  "Attorney Costs" means the reasonable fees and disbursements of a law firm or other external counsel.

                  "Attributable Indebtedness" means, with respect to any Sale-Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Indebtedness shall be the lesser of the Attributable Indebtedness determined assuming termination on the first date such lease may be terminated (in which case the Attributable Indebtedness shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date on which it may be so terminated) or the Attributable Indebtedness determined assuming no such termination.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate in effect for such day plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase as its "prime rate" in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase in connection with extensions of credit to debtors). Any change in such rate announced by JPMorgan Chase shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Loan made hereunder that bears interest based upon the Base Rate.

                  "BLR Group" means Brian L. Roberts ("BLR"), a lineal descendant of BLR, the estate of BLR, any trust of which the principal beneficiaries are any one or more of BLR and his lineal descendants and any group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of which any of the foregoing is a member.

                   "Borrower" has the meaning set forth in the introductory paragraph hereto.

                  "Borrowing" and "Borrow" each mean a borrowing of Loans hereunder.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, and, if the applicable Business Day relates to a Eurodollar Rate Loan, any such day on which dealings are carried out in the applicable offshore Dollar market.

                  "Cable Subsidiary" means a Subsidiary of Borrower (a) that operates cable assets or (b) whose sole purpose is to directly or indirectly own or hold an investment in another Person that operates cable assets.

                  "CCCHI" means Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).

                  "Change of Control" means the occurrence of any of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder, as in effect on the date hereof), other than the BLR Group, of Equity Interests representing more than the greater of (i) 35% and
(ii) the percentage owned, directly or indirectly, beneficially or of record, by the BLR Group, of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower (or by the Nominating Committee of such board) nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of Borrower by any Person or group, other than the BLR Group. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Borrower" means each of Borrower and CCCHI.

                  "Co-Documentation Agents" has the meaning set forth in the introductory paragraph hereto.

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" means a request by a Co-Borrower for Competitive Bids in accordance with Section 2.04.

                  "Competitive Borrowing" means a Competitive Loan or group of Competitive Loans of the same type made on the same date and as to which a single Interest Period is in effect.

                  "Competitive Loan" means a Loan made pursuant to Section 2.04.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C, properly completed and signed by a Responsible Officer of Borrower.

                  "Consolidated Total Indebtedness" means, as of any date of determination, the total Indebtedness of Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding (i) Indebtedness of Borrower and its Restricted Subsidiaries arising from (A) the asset monetization transactions set forth on Schedule A and any extensions, renewals or replacements thereof and (B) any asset monetization transactions which are recourse only to the assets so monetized and are done on substantially similar terms to the asset monetization transactions set forth on Schedule A (collectively, "Asset Monetization Transactions") and (ii) the net remaining excess of the fair value over the recorded value of the Indebtedness of CCCHI and its Subsidiaries as of November 18, 2002.

                  "Continuation" and "Continue" mean, with respect to any Eurodollar Rate Loan, the continuation of such Eurodollar Rate Loan as a Eurodollar Rate Loan on the last day of the Interest Period for such Loan.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

                  "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

                  "Debt Rating" has the meaning set forth in the definition of Applicable Amount.

                  "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

                  "Default Rate" means an interest rate equal (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in Section 2.12(a) or (ii) in the case of any other amount, 2% per annum plus the rate applicable to Base Rate Loans, in each case to the fullest extent permitted by applicable Laws

                  "Disposition" means (a) any sale, transfer or other disposition of assets or series of sales, transfers or other disposition of assets by Borrower or any Restricted Subsidiary (including by way of asset or stock sale, swap or merger) other than to Borrower or any Restricted Subsidiary or (b) the designation by Borrower of a Restricted Subsidiary as an Unrestricted Subsidiary.

                  "Dollar" and "$" means lawful money of the United States of America.

                  "EBITDA" means, with respect to any Person or any income generating assets, for any period, an amount equal to (a) the net income of such Person or generated by such assets adjusted to exclude (i) gains and losses from unusual or extraordinary items and (ii) interest income, plus (b) income or gross receipts taxes (whether or not deferred), Interest Expense, depreciation, amortization and other non-cash charges to income, in each case for such period, minus (c) any cash payments made during such period in respect of any non-cash charges to income accrued during a prior period and added back in determining EBITDA during such prior period pursuant to clause (b) above, plus (d) any restructuring and other nonrecurring charges and expenses directly related to the Transactions incurred prior to June 30, 2004, plus (e) corporate overhead expenses incurred by Borrower in an aggregate amount not to exceed $100,000,000 for any fiscal year of Borrower.

                  "Effective Date" means the date upon which all the conditions precedent in Section 4.01 have been satisfied or waived, which date shall be at least one Business Day after receipt by Administrative Agent of a written notice from Borrower identifying such date as the anticipated Effective Date (which written notice Administrative Agent will promptly forward to Lenders).

                  "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

                  "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

 Eurodollar Rate =                 Eurodollar Base Rate
                    ----------------------------------------------------
                         1.00 - Eurodollar Reserve Percentage

                                    Where,

                  "Eurodollar Base Rate" means, for such Interest Period:

(a) The rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) In the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate reasonably determined by Administrative Agent (after consultation with Borrower) to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)      In the event the rates referenced in the preceding subsections (a) and
         (b) are not available, the rate per annum determined by Administrative Agent as the average of the rates of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, Continued or Converted by Administrative Agent in its capacity as a Lender and with a term equivalent to such Interest Period are offered by Reference Banks to major banks in the London interbank Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If any Reference Bank does not quote such a rate at the request of Administrative Agent, such average rate shall be determined from the rates of the Reference Banks that quote such a rate; and

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities, which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non- United States office of any Lender to United States residents). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  The determination of the Eurodollar Reserve Percentage and the Eurodollar Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

                  "Eurodollar Rate Loan" means a Loan bearing interest based on the Eurodollar Rate.

                  "Eurodollar Reserve Percentage" has the meaning set forth in the definition of Eurodollar Rate.

                  "Event of Default" means any of the events specified in
Section 8.

                   "Existing Letters of Credit" means the letters of credit identified by Borrower to Administrative Agent that have been issued prior to the Effective Date by Lenders and that are outstanding on the Effective Date in an aggregate amount not to exceed $406,157,743.

                  "Extension of Credit" means (a) a Borrowing, Conversion or Continuation of Loans and (b) a Letter of Credit Action whereby a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to JPMorgan Chase on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive in the absence of manifest error).

                  "Five-Year Agreement" means the Five-Year Revolving Credit Agreement, dated as of August 24, 2000, amended and restated as of November 18, 2002, among Comcast Cable Communications, Inc., Borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, J.P. Morgan Securities Inc., as syndication agent, and Citibank, N.A. and The Bank of New York, as co-documentation agents.

                  "Fixed Rate" means, with respect to any Competitive Loan (other than a Competitive Loan that is a Eurodollar Rate Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

                  "GAAP" means generally accepted accounting principles applied on a consistent basis (but subject to changes approved by Borrower's independent certified public accountants).

                  "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, including the Federal Communications Commission, (c) any state public utilities commission or other authority and any federal, state, county, or municipal licensing or franchising authority or (d) any court or administrative tribunal.

                  "Guarantee Agreement" means the Guarantee Agreement to be executed and delivered by each Guarantor, substantially in the form of Exhibit A.

                  "Guarantors" means Comcast Cable Communications, Inc., Comcast MO of Delaware, Inc., Comcast MO Group, Inc., Comcast Cable Holdings, LLC, CCCHI, Borrower and each Restricted Subsidiary that becomes a party to the Guarantee Agreement pursuant to Section 7.02(c).

                  "Guaranty Obligation" means, as to any Person, any (a) guaranty by such Person of Indebtedness of any other Person or (b) legally binding obligation of such Person to purchase or pay (or to advance or supply funds for the purchase or payment of) Indebtedness of any other Person, or to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or to maintain working capital, equity capital or other financial statement condition of such other Person so as to enable such other Person to pay such Indebtedness; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

                  "Indebtedness" means, as to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of others, (g) all capital lease obligations of such Person, (h) all Attributable Indebtedness under Sale-Leaseback Transactions under which such Person is the lessee and (i) all obligations of such Person as an account party in respect of outstanding letters of credit (whether or not drawn) and bankers' acceptances; provided, however, that Indebtedness shall not include (i) trade accounts payable arising in the ordinary course of business and (ii) deferred compensation; provided, further, that in the case of any obligation of such Person which is recourse only to certain assets of such Person, the amount of such Indebtedness shall be deemed to be equal to the lesser of the amount of such Indebtedness or the value of the assets to which such obligation is recourse as reflected on the balance sheet of such Person at the time of the incurrence of such obligation; and provided, further, that the amount of any Indebtedness described in clause (e) above shall be the lesser of the amount of the Indebtedness or the fair market value of the property securing such Indebtedness.

                  "Indemnified Liabilities" has the meaning set forth in Section 10.13.

                  "Indemnitees" has the meaning set forth in Section 10.13.

                  "Interest Coverage Ratio" means, at any date of determination, for Borrower and its Restricted Subsidiaries, on a consolidated basis, the ratio of (a) Annualized EBITDA to (b) Annualized Interest Expense.

                  "Interest Expense" means, with respect to any Person or any income generating assets, for any period, an amount equal to, without duplication, (a) all interest on Indebtedness (other than Indebtedness arising from Asset Monetization Transactions) of such Person or properly allocable to such assets, and commitment and facility fees in respect thereof, accrued (whether or not actually paid) during such period, (b) plus the net amount accrued (whether or not actually paid) by such Person or properly allocable to such assets pursuant to any interest rate protection agreement during such period (or minus the net amount receivable (whether or not actually received) by such Person or properly allocable to such assets during such period), (c) minus the amortization of deferred financing fees recorded during such period, (d) minus the amortization of any discount or plus the amortization of any premium (determined as the difference between the present value and the face amount of the subject Indebtedness) recorded during such period, and (e) minus the amortization or plus the accretion recorded during such period of the adjustment of the long-term Indebtedness of CCCHI and its Subsidiaries to its fair value as of November 18, 2002.

                  "Interest Period" means (a) for each Eurodollar Rate Loan, (i) initially, the period commencing on the date such Eurodollar Rate Loan is disbursed or Continued as, or Converted into, such Eurodollar Rate Loan and (ii) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (A) the scheduled maturity date of such Loan, or (B) one, two, three, six, or subject to availability to each Lender, nine or 12 months or periods less than one month, thereafter and
(b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that:

(i) Any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) Unless Administrative Agent otherwise consents, there may not be more than ten (10) Interest Periods for Eurodollar Rate Loans in effect at any time.

                  "IRS" means the United States Internal Revenue Service.

                  "Issuing Lender" means each of JPMorgan Chase and any other Lender that may agree with Borrower to issue Letters of Credit hereunder, or any successor issuing lender hereunder, and, with respect to each Existing Letter of Credit, the Lender which is the issuer thereof (but only so long as such Existing Letter of Credit is outstanding). Any Lender that becomes an Issuing Lender after the Effective Date agrees to give Administrative Agent prompt notice thereof.

                  "JPMorgan Chase" means JPMorgan Chase Bank.

                  "Laws" or "Law" means all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including, if consistent therewith, the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof.

                  "Lender" means each lender from time to time party hereto and, as the context requires, each Issuing Lender, and, subject to the terms and conditions of this Agreement, their respective successors and assigns (but not any purchaser of a participation hereunder unless otherwise a party to this Agreement).

                  "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on its Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify Administrative Agent and Borrower.

                  "Letter of Credit" means any letter of credit issued or deemed to be issued hereunder, including the Existing Letters of Credit.

                  "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

                  "Letter of Credit Application" means an application for a Letter of Credit Action from time to time in use by an Issuing Lender.

                  "Letter of Credit Cash Collateral Account" means a blocked deposit account at JPMorgan Chase in which the Co-Borrowers hereby grant a security interest to Administrative Agent as security for Letter of Credit Usage and with respect to which the Co-Borrowers agree to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

                  "Letter of Credit Expiration Date" means the date that is five Business Days prior to the Revolving Termination Date.

                  "Letter of Credit Sublimit" means, at any date of determination, an amount equal to the lesser of (a) the combined Revolving Commitments minus the aggregate amount of all outstanding Revolving Loans and
(b) $750,000,000.

                  "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn face or available amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit not reimbursed by the Co-Borrowers or converted into Revolving Loans.

                  "Leverage Ratio" means, at any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest (including any conditional sale or other title retention agreement, any financing lease or Sale-Leaseback Transaction having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable; provided that Liens shall not include ordinary and customary contractual set off rights.
                   "Loan" means any advance made by any Lender to a Co-Borrower as provided in Section 2 (collectively, the "Loans").

                  "Loan Documents" means this Agreement, the Guarantee Agreement, each Note, each Letter of Credit Application, each Request for Extension of Credit, each Compliance Certificate, each fee letter and each other instrument or agreement from time to time delivered by any Loan Party pursuant to this Agreement.

                  "Loan Parties" means Borrower and each of its Subsidiaries that is a party to a Loan Document.

                  "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the Eurodollar Rate, the marginal rate of interest, if any, to be added to or subtracted from the Eurodollar Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "Material Acquisition" means any Acquisition (the "Subject Acquisition") (i) made at a time when the Leverage Ratio is in excess of 4.5 to
1.0 or (ii) that has an Annualized Acquisition Cash Flow Value (as defined below) for the period ended on the last day of the fiscal quarter most recently ended that is greater than five percent (5%) of the Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, for the same period. The "Annualized Acquisition Cash Flow Value" is an amount equal to (a) the Annualized EBITDA of the assets comprising the Subject Acquisition less (b) the Annualized EBITDA of any assets disposed of by Borrower or any Restricted Subsidiary (other than to Borrower or any Restricted Subsidiary) in connection with the Subject Acquisition.

                  "Material Adverse Effect" means any set of circumstances or events which (a) has or would reasonably be expected to have a material adverse effect upon the validity or enforceability against Borrower or any Guarantor of any Loan Document or (b) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets or results of operation of Borrower and its Restricted Subsidiaries taken as a whole.

                  "Material Disposition" means any Disposition (the "Subject Disposition") (i) made at a time when the Leverage Ratio is in excess of 4.5 to
1.0 or (ii) that has an Annualized Disposition Cash Flow Value (as defined below), for the period ended on the last day of the fiscal quarter most recently ended that is greater than five percent (5%) of the Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, for the same period. The "Annualized Disposition Cash Flow Value" is an amount equal to (a) the Annualized EBITDA of the assets comprising the Subject Disposition less (b) the Annualized EBITDA of any assets acquired by Borrower or any Restricted Subsidiary (other than from Borrower or any Restricted Subsidiary) in connection with the Subject Disposition.

                  "May 2003 Agreement" means the Credit Agreement, dated as of May 5, 2003, among Borrower, CCCHI, JPMorgan Chase Bank, as administrative agent, Bank of America, N.A., as syndication agent, Barclays Bank PLC, Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, and the lenders party thereto.

                  "Merger Agreement" means that certain Agreement and Plan of Merger dated as of December 19, 2001 by and among Borrower, Comcast Holdings Corporation, AT&T Corp., CCCHI and other related parties, as amended.

                  "Minimum Amount" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

                                       13



            Type of Action                          Minimum Amount                   Multiples in excess thereof
-----------------------------------                 --------------                   ---------------------------
Borrowing or prepayment of, or
  Conversion into, Base Rate Loans                   $  10,000,000                          $   1,000,000
Borrowing, prepayment or
  Continuation of, or Conversion
  into, Eurodollar Rate Loans                        $  10,000,000                          $   1,000,000
Borrowing of Competitive Loans                       $  10,000,000                          $   1,000,000
Letter of Credit Action                              $       5,000                                   None
Reduction in Revolving Commitments                   $  25,000,000                          $   5,000,000
Assignments                                          $   5,000,000                                   None



                  "Moody's" means Moody's Investors Service, Inc., or its successor, or if it is dissolved or liquidated or no longer performs the functions of a securities rating agency, such other nationally recognized securities rating agency agreed upon by Borrower and Administrative Agent and approved by Required Lenders.

                  "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

                  "Notes" means the collective reference to any promissory note evidencing Loans.

                  "Obligations" means all advances to, and debts, liabilities, and obligations of, the Co-Borrowers arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against a Co-Borrower.

                  "Outstanding Revolving Obligations" means, as of any date, and giving effect to making any Extension of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender and (ii) such Lender's ratable participation in all Letter of Credit Usage.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

                  "Permanent Facilities Agreement" means the Credit Agreement, dated as of April 26, 2002, among Borrower, CCCHI, the lenders party thereto, JPMorgan Chase, as administrative agent, Citibank, N.A., as syndication agent, and Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as co-documentation agents.

                  "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

                  "Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                  "Reference Banks" means JPMorgan Chase and Citibank, N.A.

                  "Reference Statements" means the financial statements described in Section 4.01(d).

                  "Refinancing" has the meaning set forth in Section 4.01(c).

                  "Register" has the meaning set forth in Section 2.10(b).

                  "Request for Extension of Credit" means, unless otherwise specified herein, (a) with respect to a Borrowing, Conversion or Continuation of Loans (other than Competitive Loans), a written request substantially in the form of Exhibit B, (b) with respect to a Letter of Credit Action, a Letter of Credit Application, duly completed and signed by a Responsible Officer of the relevant Co-Borrower and delivered by Requisite Notice and (c) with respect to a Borrowing of Competitive Loans, a Competitive Bid Request, duly completed and signed by a Responsible Officer of the relevant Co-Borrower and delivered by Requisite Notice.

                  "Required Lenders" means, as of any date of determination, Lenders (excluding any Lender that has failed to fund hereunder when the applicable conditions precedent to such funding have been satisfied or waived in accordance herewith, until such failure has been cured) holding more than 50% of: (a) the combined Revolving Commitments (excluding the Revolving Commitment of any Lender that has failed to fund hereunder when the applicable conditions precedent to such funding have been satisfied or waived in accordance herewith, until such failure has been cured) then in effect and (b) if the Revolving Commitments have then been terminated and there are Outstanding Revolving Obligations, the Outstanding Revolving Obligations.

                  "Requisite Notice" means a notice delivered in accordance with
Section 10.02.

                  "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action:



            Type of Action                          Applicable Time                    Date of Action
--------------------------------------              ---------------                    ---------------
Delivery of Request for Extension of
Credit for, or notice for:
o        Borrowing or prepayment of                   11:00 a.m.                Same Business Day as such Loans
    Base Rate Loans                                                             Borrowing or prepayment
o        Conversion into Base Rate                    11:00 a.m.                Same Business Day as such Conversion
    Loans
o        Borrowing, prepayment or                     11:00 a.m.                3 Business Days prior to such
    Continuation of, or Conversion                                              Borrowing, prepayment, Continuation
    into, Eurodollar Rate Loans (other                                          or Conversion
    than Competitive Loans)
o        Letter of Credit Action                      11:00 a.m.                2 Business Days prior to such action
                                                                                (or such lesser time as is
                                                                                acceptable to an Issuing Lender)
o        Voluntary reduction in or                    11:00 a.m.                3 Business Days prior to such
    termination of Revolving                                                    reduction or termination
    Commitments
o        Payments by Lenders or                        1:00 p.m.                On the date payment is due
    Co-Borrowers to Administrative
    Agent



                                       15



            Type of Action                          Applicable Time                    Date of Action
--------------------------------------              ---------------                    ---------------

o        Borrowing of Fixed Rate Loans                11:00 a.m.                1 Business Days prior to such
                                                                                Borrowing
o        Borrowing of Competitive                     11:00 a.m.                4 Business Days prior to such
    Loans that are Eurodollar Rate                                              Borrowing
    Loans



                  "Responsible Officer" means, as to any Person, the president, any vice president, the controller, the chief financial officer, the treasurer or any assistant treasurer of such Person. Any document or certificate hereunder that is signed by a Responsible Officer of a particular Loan Party shall be conclusively presumed to have been authorized by all necessary corporate action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

                  "Restricted Group" means, collectively, Borrower and the Restricted Subsidiaries.

                  "Restricted Subsidiary" means each Subsidiary of Borrower that is not an Unrestricted Subsidiary.

                  "Revolving Commitment" means, for each Lender, the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on
Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party to this Agreement, as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement (collectively, the "combined Revolving Commitments").

                  "Revolving Facility" means the Revolving Commitments and the Extensions of Credit made thereunder.

                  "Revolving Loans" has the meaning set forth in Section 2.01.

                  "Revolving Percentage" means, as to any Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the combined Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding.

                  "Revolving Termination Date" means (a) the fifth anniversary of the Effective Date or (b) such earlier date upon which the combined Revolving Commitments may be terminated in accordance with the terms of this Agreement.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor, or if it is dissolved or liquidated or no longer performs the functions of a securities rating agency, such other nationally recognized securities rating agency agreed upon by Borrower and Administrative Agent and approved by Required Lenders.

                  "Sale-Leaseback Transaction" means any arrangement whereby Borrower or any Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  "Significant Subsidiary" means any Restricted Subsidiary whose Annualized EBITDA was greater than 5% of the Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, for the period of two fiscal quarters ended on the last day of the fiscal quarter most recently ended, or whose assets comprised more than 5% of the total assets of Borrower and its Restricted Subsidiaries, on a consolidated basis, as of the last day of the fiscal quarter most recently ended.

                  "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

                  "Syndication Agent" has the meaning set forth in the introductory paragraph hereto.

                  "Threshold Amount" means $200,000,000.

                  "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or, if such Person had exercised ordinary care in performing his or its required duties, would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

                  "Transactions" means the merger of Comcast Holdings Corporation and CCCHI into separate, wholly-owned subsidiaries of Borrower that took place on November 18, 2002 in accordance with the terms of the Merger Agreement and the other transactions contemplated by the Merger Agreement.

                  "type" of Loan means (a) as to any Revolving Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan and (b) as to any Competitive Loan, its nature as a Eurodollar Rate Loan or a Fixed Rate Loan.

                  "Unfunded Pension Liability" means the excess of a Plan's accumulated benefit obligations, over the current fair market value of that Plan's assets, determined in accordance with the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 for the applicable plan year.

                  "Unrestricted Subsidiary" means any Subsidiary of Borrower designated as an "Unrestricted Subsidiary" from time to time in accordance with
Section 6.13. Until so designated, each Subsidiary of Borrower shall be a Restricted Subsidiary.

                  1.02 Use of Certain Terms.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                  (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

                  (c) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to the applicable Loan Document as a whole and not to any particular provision thereof. The term "including" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

                  (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive.

                  1.03 Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time in the United States; provided, however, that for purposes of determining compliance with the covenants set forth in Section 7.07, if there are changes in GAAP after December 31, 2002 that materially affect the calculation of the covenants in Section 7.07 in such a manner as to be inconsistent with the intent of this Agreement, Administrative Agent and Borrower shall negotiate in good faith to determine such adjustments to the method of calculating compliance with Section 7.07 or related definitions as to make them consistent with the intent hereof. Promptly upon Borrower and Administrative Agent reaching such agreement, Administrative Agent shall notify Lenders of such adjustments, which shall be conclusive unless Required Lenders object to such adjustments within 30 days of receipt of notice. Each Compliance Certificate shall be prepared in accordance with this Section 1.03, except for the exclusion of Unrestricted Subsidiaries from the calculations therein. Notwithstanding anything to the contrary contained herein, references herein to "Borrower and its Restricted Subsidiaries on a consolidated basis" shall be deemed to refer to Borrower and its Restricted Subsidiaries without taking into account the results or financial position of any Unrestricted Subsidiary and without taking into account any interest of Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary.

                  1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

                  1.05 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

                  1.06 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                  1.07 Pro Forma Calculations. For the purposes of calculating Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, and Annualized Interest Expense of Borrower and its Restricted Subsidiaries, on a consolidated basis, for any period (a "Test Period"), (i) if at any time from the period (a "Pro Forma Period") commencing on the first day of such Test Period and ending on the date which is ten days prior to the date of delivery of the Compliance Certificate in respect of such Test Period (or, in the case of any pro forma calculation required to be made pursuant hereto in respect of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary that is a Material Disposition or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary that is a Material

Acquisition, ending on the date such Material Disposition or Material Acquisition is consummated after giving effect thereto), Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Annualized EBITDA for such Test Period shall be reduced by an amount equal to the Annualized EBITDA (if positive) for such Test Period attributable to the assets which are the subject of such Material Disposition or increased by an amount equal to the Annualized EBITDA (if negative) for such Test Period attributable to such assets, and Annualized Interest Expense for such Test Period shall be reduced by an amount equal to the Annualized Interest Expense for such Test Period attributable to any Indebtedness of Borrower or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged in connection with such Material Disposition (or, if the capital stock of any Restricted Subsidiary is sold (pursuant to a merger or otherwise), the Annualized Interest Expense for such Test Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Material Disposition); (ii) if during such Pro Forma Period Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, and Annualized Interest Expense of Borrower and its Restricted Subsidiaries, on a consolidated basis, for such Test Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period; and (iii) if during such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged with or into Borrower or any Restricted Subsidiary since the beginning of such Pro Forma Period shall have entered into any Material Disposition or Material Acquisition that would have required an adjustment pursuant to clause
(i) or (ii) above if made by Borrower or a Restricted Subsidiary during such Pro Forma Period, Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, and Annualized Interest Expense of Borrower and its Restricted Subsidiaries, on a consolidated basis, for such Test Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Test Period. For the purposes of this section, whenever pro forma effect is to be given to a Material Disposition or Material Acquisition, the amount of income or earnings related thereto and the amount of Annualized Interest Expense associated with any Indebtedness discharged or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a Responsible Officer of Borrower. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given pro forma effect, the Annualized Interest Expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Pro Forma Period had been the applicable rate for the entire relevant Test Period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of 12 months). Comparable adjustments shall be made in connection with any determination of Annualized EBITDA.

                                   SECTION 2

               THE REVOLVING COMMITMENTS AND EXTENSIONS OF CREDIT

                  2.01 Amount and Terms of Revolving Commitments.

                  (a) Subject to the terms and conditions set forth in this Agreement, during the period from and including the Effective Date to, but not including, the Revolving Termination Date, each Lender severally agrees to make, Convert and Continue revolving credit loans ("Revolving Loans") in Dollars in such amounts as a Co-Borrower may from time to time request; provided, however, that (i) the Outstanding Revolving Obligations of each Lender shall not exceed such Lender's Revolving Commitment at any time, and (ii) the Outstanding Revolving Obligations of all Lenders plus the aggregate principal amount of all outstanding Competitive Loans shall not exceed the combined Revolving Commitments at any time. The Revolving Facility is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, each Co-Borrower may borrow, Convert, Continue, prepay and reborrow Revolving Loans as set forth herein without premium or penalty.

                  (b) Each Co-Borrower shall repay (i) all outstanding Revolving Loans made to it on the Revolving Termination Date and (ii) the then unpaid principal amount of each Competitive Loan made to it on the last day of the Interest Period applicable to such Loan.

                  2.02 Procedure for Revolving Loan Borrowings.

                  (a) Each Co-Borrower may irrevocably request a Borrowing of Revolving Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04.

                  (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender by Requisite Notice of its Revolving Percentage thereof. Each Lender shall make the funds for its Revolving Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4.02, all funds so received shall be made available to the requesting Co-Borrower in like funds received.

                  (c) The failure of any Lender to make any Revolving Loan on any date shall not relieve any other Lender of any obligation to make a Revolving Loan on such date, but the Revolving Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan.

                  2.03 Letters of Credit.

         (a) Subject to the terms and conditions set forth in this Agreement, during the period from and including the Effective Date to, but not including the Letter of Credit Expiration Date, each Issuing Lender shall take such Letter of Credit Actions denominated in Dollars as each Co-Borrower may from time to time request; provided, however, that (i) the Outstanding Revolving Obligations of each Lender shall not exceed such Lender's Revolving Commitment at any time, (ii) the Outstanding Revolving Obligations of all Lenders plus the aggregate principal amount of all outstanding Competitive Loans shall not exceed the combined Revolving Commitments at any time and (iii) the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time. By written notice to Administrative Agent prior to the Effective Date, Borrower may request that any Existing Letter of Credit be deemed to be a Letter of Credit issued hereunder, and all Existing Letters of Credit so identified shall be deemed to be Letters of Credit issued hereunder on the Effective Date for the account of each Co-Borrower, and each Co-Borrower hereby assumes the obligations of any other existing obligor(s) to the Issuing Lenders with respect to such Existing Letters of Credit. Subject to subsection (f) below and unless consented to by the applicable Issuing Lender and Administrative Agent, and except for any Existing Letter of Credit which expires more than 12 months after the date of its issuance or last renewal, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall expire after the Business Day which is at least five days prior to the Revolving Termination Date. If any Letter of Credit Usage remains outstanding on the Revolving Termination Date, each Co-Borrower shall, on the Revolving Termination Date, deposit cash in an amount equal to the Letter of Credit Usage applicable to it in a Letter of Credit Cash Collateral Account.

         (b) Each Co-Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor by delivering a Letter of Credit Application therefor to the applicable Issuing Lender, with a copy to Administrative Agent, not later than the Requisite Time therefor. Each Letter of Credit Action shall be in a form acceptable to the applicable Issuing Lender in its sole discretion. Each such request for a Letter of Credit Action shall, if Sections 4.02(b) and (c) are applicable to such Letter of Credit Action, constitute a representation and warranty by the requesting Co-Borrower that the conditions set forth in Sections 4.02(b) and (c) are satisfied. Unless Administrative Agent notifies the applicable Issuing Lender that such Letter of Credit Action is not permitted hereunder, or the applicable Issuing Lender notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any Laws or policies of such Issuing Lender, the applicable Issuing Lender shall effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit (or, with respect to the Existing Letters of Credit, on the Effective Date), each applicable Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased from each applicable Issuing Lender, a participation therein in an amount equal to such Lender's Revolving Percentage times the amount of such Letter of Credit. Each applicable Issuing Lender represents and warrants to each Lender that it has all necessary power and authority to sell and transfer such participation to each Lender, without breach of any Contractual Obligation to any other Person, and that such participation is free and clear of any adverse claim.

         (c) Each Co-Borrower shall reimburse each Issuing Lender through Administrative Agent for any payment that such Issuing Lender makes under a Letter of Credit requested by such Co-Borrower immediately upon demand by Administrative Agent or such Issuing Lender in Dollars; provided, however, that if the conditions precedent set forth in Section 4.02 can be satisfied, such Co-Borrower may request a Borrowing of Base Rate Loans to reimburse such Issuing Lender for such payment pursuant to Section 2.02 (without regard to the Minimum Amount requirements thereof).

         (d) Upon any drawing under a Letter of Credit, the applicable Issuing Lender shall notify Administrative Agent and the relevant Co-Borrower. If the relevant Co-Borrower fails to timely make the payment required pursuant to subsection (c) above, such Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Revolving Percentage of such amount by Requisite Notice. Each Lender shall make funds in an amount equal to its Revolving Percentage of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified by Administrative Agent. Administrative Agent shall remit the funds so received to such Issuing Lender. The obligation of each Lender to so reimburse such Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event; provided that such Issuing Lender shall not have a right to be so reimbursed in respect of a Letter of Credit if such Issuing Lender issued such Letter of Credit after being notified by Administrative Agent that such issuance was not permitted hereunder. Any such reimbursement shall not relieve or otherwise impair the obligation of each Co-Borrower to reimburse each Issuing Lender for the amount of any payment made by such Issuing Lender under any Letter of Credit, together with interest as provided herein.

         (e) If the conditions precedent set forth in Section 4.02 can be satisfied (except for the giving of a Request for Extension of Credit) on any date a Co-Borrower is obligated to, but fails to, reimburse an Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be a Borrowing of Base Rate Loans by such Co-Borrower

                  (without regard to the Minimum Amount therefor). If the conditions precedent set forth in Section 4.02 cannot be satisfied on the date a Co-Borrower is obligated to, but fails to, reimburse an Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to the previous subsection shall be deemed to be a funding by each Lender of its participation in such Letter of Credit, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its payment, in the claim of such Issuing Lender against the relevant Co-Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by such Co-Borrower with respect to such claim. Any amounts made available by a Lender under its participation shall be payable by the relevant Co-Borrower upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate.

         (f) Each Co-Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit), so long as the applicable Issuing Lender consents thereto and has the right not to permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit (including any Existing Letter of Credit) is issued, unless Administrative Agent has notified the applicable Issuing Lender that Required Lenders have elected not to permit such extension or renewal, the requesting Co-Borrower, Administrative Agent and Lenders shall be deemed to have authorized (but may not require) such Issuing Lender to permit the renewal of such evergreen Letter of Credit at any time to a date not later than five Business Days prior to the Revolving Termination Date. Such Issuing Lender may elect not to permit an evergreen Letter of Credit to be extended or renewed at any time. If such Issuing Lender so elects, it will promptly give Administrative Agent notice of such election. Administrative Agent will promptly notify Lenders of the non-extension or non-renewal of any evergreen Letter of Credit.

         (g) The obligation of each Co-Borrower to pay to each Issuing Lender the amount of any payment made by such Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, the Co-Borrowers' obligations shall not be affected by any of the following circumstances:

                  (i) Any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) Any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement or any other agreement or instrument relating hereto or thereto;

                  (iii) The existence of any claim, setoff, defense or other rights which a Co-Borrower may have at any time against such Issuing Lender, Administrative Agent or any Lender, any beneficiary of such Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement or any other agreement or instrument relating thereto, or any unrelated transactions;

                  (iv) Any demand, statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of such Letter of Credit;

                  (v) Any payment by such Issuing Lender in good faith under such Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit, or any payment made by such

                           Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidation, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

                  (vi) Any error in the transmission of any message relating to such Letter of Credit not caused by such Issuing Lender, or any delay or interruption in any such message;

                  (vii) Any error, neglect or default of any correspondent of such Issuing Lender in connection with such Letter of Credit;

                  (viii) Any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of such Issuing Lender;

                  (ix) So long as such Issuing Lender in good faith determines that the document appears to comply with the terms of such Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to such Issuing Lender in connection with such Letter of Credit; and

                  (x) Any other circumstances whatsoever where such Issuing Lender has acted in good faith.

                  In addition, the requesting Co-Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with such Co-Borrower's instructions or other irregularity, such Co-Borrower will immediately notify the applicable Issuing Lender in writing. Such Co-Borrower shall be conclusively deemed to have waived any such claim against such Issuing Lender and its correspondents unless such notice is given as aforesaid.

(h) Each Lender and each Co-Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Lender shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Issuing Lender, Administrative Agent-Related Person or any of the respective correspondents, participants or assignees of any Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or Required Lenders, as applicable, any action taken or omitted in the absence of gross negligence or willful misconduct or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Each Co-Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee relative to any Issuing Lender, any Lender or any Administrative Agent-Related Person with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Co-Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Issuing Lender, Administrative Agent-Related Person or any of the respective correspondents, participants or assignees of any Issuing Lender shall be liable or responsible for any of the matters described in subsection (g) above in the absence of such Person's gross negligence or willful misconduct. In furtherance and not in limitation of the foregoing, any Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (i) Unless otherwise expressly agreed by the applicable Issuing Lender and the requesting Co-Borrower when a Letter of Credit is issued and subject to applicable Laws, performance under Letters of Credit by each Issuing Lender, its correspondents, and beneficiaries will be governed by, as applicable, the rules of the International Standby Practices 1998, or such later revision as may be published by the Institute of International Banking Law & Practice, or the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, as the same may be revised from time to time.

                  (j) Each Co-Borrower shall pay to Administrative Agent on each Applicable Payment Date in arrears, for the account of each Lender in accordance with its Revolving Percentage, a Letter of Credit fee equal to the Applicable Amount times the actual daily maximum amount available to be drawn under each Letter of Credit requested by such Co-Borrower since the later of the Effective Date and the previous Applicable Payment Date. Borrower shall pay directly to each Issuing Lender of an Existing Letter of Credit any fees and expenses payable in respect of such Existing Letter of Credit for any period prior to the Effective Date. If there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect.

                  (k) Each Co-Borrower shall pay directly to each Issuing Lender, for its sole account, a fronting fee for each Letter of Credit requested by such Co-Borrower in such amount and at such times as may be set forth in a separate letter agreement between such Co-Borrower and such Issuing Lender. In addition, each Co-Borrower shall pay directly to each Issuing Lender, upon demand, for its sole account, its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit requested by such Co-Borrower for which such charges are customarily made. Such fees and charges are nonrefundable.

                  (l) Each Issuing Lender shall deliver to Administrative Agent, not later than the 20th day after each calendar quarter ending after the Effective Date, a written report, in form reasonably satisfactory to Administrative Agent, setting forth the Letters of Credit issued by such Issuing Lender and outstanding as of the last day of such calendar quarter, any Letter of Credit Actions effected during such calendar quarter, and any draws made under such Letters of Credit during such calendar quarter.

                  2.04 Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, during the period from and including the Effective Date to, but not including, the Revolving Termination Date, each Co-Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that Outstanding Revolving Obligations of all Lenders plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the combined Revolving Commitments. To request Competitive Bids, a Co-Borrower shall notify Administrative Agent of such request by telephone not later than the Requisite Time therefor; provided that a Co-Borrower may submit up to (but not more than) two Competitive Bid Requests on the same day, but no Competitive Bid Request or Requests shall be made within five Business Days after the date of any previous Competitive Bid Request or Requests, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to Administrative Agent of a written Competitive Bid Request in a form approved by Administrative Agent and signed by Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information:

         (i) the aggregate amount of the requested Borrowing (which shall be at least the Minimum Amount therefor);

         (ii)     the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be a Borrowing of Eurodollar Rate Loans or of Fixed Rate Loans (it being understood and agreed that each Borrowing of Competitive Loans shall be comprised entirely of Eurodollar Rate Loans or Fixed Rate Loans); and

         (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period".

Promptly following receipt of a Competitive Bid Request in accordance with this Section, Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the applicable Co-Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by Administrative Agent and must be received by Administrative Agent by telecopy, in the case of a Competitive Borrowing of Eurodollar Rate Loans, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by Administrative Agent may be rejected by Administrative Agent, and Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $10,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Co-Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) Administrative Agent shall promptly notify the applicable Co-Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the applicable Co-Borrower may accept or reject any Competitive Bid. The applicable Co-Borrower shall notify Administrative Agent by telephone, confirmed by telecopy in a form approved by Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Competitive Borrowing of Eurodollar Rate Loans, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the applicable Co-Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the applicable Co-Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the applicable Co-Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate with respect to the same Competitive Bid Request, (iii) the aggregate amount of the

Competitive Bids accepted by the applicable Co-Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause
(iii) above, the applicable Co-Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the applicable Co-Borrower. A notice given by the applicable Co-Borrower pursuant to this paragraph shall be irrevocable.

                  (e) Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the applicable Co-Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to Administrative Agent pursuant to paragraph (b) of this Section.

                  2.05 Reduction or Termination of Revolving Commitments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, the Co-Borrowers may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Revolving Commitments, in a Minimum Amount therefor to an amount not less than the sum of the Outstanding Revolving Obligations at such time plus the aggregate principal amount of outstanding Competitive Loans at any time, or terminate the Revolving Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Revolving Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Revolving Commitments. Each Lender's Revolving Commitment shall be reduced pro rata by the amount of such reduction.

                  2.06 [RESERVED]

                  2.07 [RESERVED]

                  2.08 [RESERVED]

                  2.09 Prepayments.

                  (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, each Co-Borrower may at any time and from time to time voluntarily prepay Loans made to it in part in the Minimum Amount therefor or in full without premium or penalty; provided that neither Co-Borrower may prepay any Competitive Loan without the prior written consent of the Lender thereof. Administrative Agent will promptly notify each relevant Lender thereof and of such Lender's percentage of such prepayment. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

                  (b) If for any reason the amount of the Outstanding Revolving Obligations of all Lenders plus the aggregate principal amount of outstanding Competitive Loans at any time exceeds the combined Revolving Commitments from time to time in effect, the Co-Borrowers shall immediately prepay Revolving Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

                  2.10 Documentation of Loans.

                  (a) Upon the request of any Lender made through Administrative Agent, a Lender's Loans may be evidenced by one or more Notes of each Co-Borrower, instead of or in addition to its loan accounts or records. Each such Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Co-Borrowers to pay any amount owing with respect to the Obligations.

                  (b) Administrative Agent shall maintain, at Administrative Agent's Office, a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Extensions of Credit of each Lender from time to time (the "Register"). The Register shall be available for inspection by each Co-Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall maintain the Register, acting, solely for this administrative purpose only, as agent for each Co-Borrower (it being acknowledged and agreed that Administrative Agent and each Administrative Agent-Related Person, in such capacity, shall constitute Indemnitees under Section 10.13).

                  (c) Administrative Agent shall record in the Register the Revolving Commitment and Extensions of Credit from time to time of each Lender, and each repayment or prepayment in respect thereof. Any recordation shall be conclusive and binding on each Co-Borrower and each Lender, absent manifest error; provided, however, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitment or Outstanding Revolving Obligations or outstanding Competitive Loans.

                  (d) Each Lender shall record on its internal loan accounts or records (and may record on the Note(s) held by such Lender) the amount of each Extension of Credit made by it and each payment in respect thereof; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitment or Outstanding Revolving Obligations or outstanding Competitive Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest error.

                  (e) The Co-Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Revolving Commitments and Extensions of Credit listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Commitment or Extensions of Credit shall be effective, in each case, unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Revolving Commitment or Outstanding Revolving Obligations or outstanding Competitive Loans shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Outstanding Revolving Obligations or outstanding Competitive Loans.

                  2.11 Continuation and Conversion Option.

                  (a) Subject to Section 2.11(d), each Co-Borrower may irrevocably request a Conversion or Continuation of Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

                  (b) Unless the Co-Borrowers pay all amounts due under Section 3.05, if any, a Eurodollar Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, Administrative Agent may (and upon the request of the Required Lenders shall) prohibit Loans from being requested as, Converted into, or Continued as Eurodollar Rate Loans, and Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be Converted immediately into Base Rate Loans.

                  (c) Administrative Agent shall promptly notify each relevant Co-Borrower and Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of the same. Administrative Agent shall from time to time notify each Co-Borrower and Lenders of any change in JPMorgan Chase's prime rate used in determining the Base Rate promptly following the public announcement of such change.

                  (d) Notwithstanding anything to the contrary contained herein, Competitive Loans may not be Converted or Continued.

                  2.12 Interest.

                  (a) Subject to subsection (b) below, and unless otherwise specified herein, each Co-Borrower hereby promises to pay interest on the unpaid principal amount of each Loan made to it (before and after default, before and after maturity, before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to:

                  (i) in the case of Base Rate Loans, the Base Rate plus the Applicable Amount for such type of Loan;

                  (ii) in the case of Eurodollar Rate Loans (other than Competitive Loans), the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Amount for such type of Loan;

                  (iii) in the case of Competitive Loans that are Eurodollar Rate Loans, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus (or minus, as the case may be) Margin applicable to such Loan; and

                  (iv) in the case of Fixed Rate Loans, at the Fixed Rate applicable to such Loan.

                  (b) Beginning on the date that an Event of Default occurs under Section 8.01 and continuing until the date such Event of Default no longer exists, each Co-Borrower hereby promises to pay interest on the unpaid principal amount of each Loan made to it (before or after judgment and before and after the commencement of any proceeding under any Debtor Relief Laws) at a rate per annum equal to the Default Rate. In addition, if any amount payable by a Co-Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such Co-Borrower hereby promises to pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such amount at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

                  (c) On any Business Day, either Co-Borrower may call Administrative Agent and request information as to the then current Eurodollar Base Rate or Base Rate, and Administrative Agent shall provide such information.

                  2.13 Fees.

                  (a) Commitment Fee. Borrower shall pay to Administrative Agent, on its own behalf and on behalf of CCCHI, for the account of each Lender pro rata according to its Revolving Percentage a commitment fee equal to the Applicable Amount times the average daily amount of the excess, if any, of its Revolving Commitment over its Outstanding Revolving Obligations (it being understood, for avoidance of doubt, that for purposes of the calculation of the commitment fee, Competitive Loans shall not be deemed to be a utilization of the Revolving Facility). The commitment fee shall accrue at all times from the Effective Date until the Revolving Termination Date and shall be payable quarterly in arrears on each Applicable Payment Date. If there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The commitment fee shall accrue at all applicable times, including at any time during which one or more conditions in Section 4 are not met.

                  (b) Utilization Fee. Borrower shall pay to Administrative Agent, on its own behalf and on behalf of CCCHI, for the account of each Lender pro rata according to its Revolving Percentage, a utilization fee, equal to the Applicable Amount times the outstanding principal amount of Revolving Loans made to it (including Letter of Credit Usage for this purpose), for each day that the Outstanding Revolving Obligations on such day exceeds 50.0% of the combined Revolving Commitments on such day (it being understood, for avoidance of doubt, that for purposes of the calculation of the utilization fee, Competitive Loans shall not be deemed to be a utilization of the Revolving Facility). The utilization fee shall be payable quarterly in arrears on each Applicable Payment Date. The utilization fee shall accrue at all applicable times, including at any time during which one or more conditions in Section 4 are not met.

                  (c) Other Fees. Borrower agrees to pay to Administrative Agent, on its own behalf and on behalf of CCCHI, the fees in the amounts and on the dates previously agreed to in writing by Borrower and Administrative Agent.

                  2.14 Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by JPMorgan Chase's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

                  2.15 Making Payments.

                  (a) Except as otherwise provided herein, all payments by a Co-Borrower or any Lender hereunder shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day for purposes of the calculation of interest and fees, but not for purposes of determining whether a Default has occurred. All payments of principal and interest shall be made in immediately available funds in Dollars. All payments by a Co-Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

                  (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with Section 2.15(a) available in like funds received as follows:
(i) if payable to a Co-Borrower, by crediting a deposit account designated from time to time by such Co-Borrower to Administrative Agent by Requisite Notice, and (ii) if payable to any Lender, by wire transfer to such Lender at its Lending Office. If such conditions are not so satisfied, Administrative Agent shall return any funds it is holding to the Lenders making such funds available, without interest.

                  (c) Subject to the definition of "Interest Period," if any payment to be made by a Co-Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

                  (d) Unless a Co-Borrower or any Lender has notified Administrative Agent, prior to the Requisite Time any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that such Co-Borrower or such Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make such payment available to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

         (i) If a Co-Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

         (ii) If any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify the relevant Co-Borrower, and such Co-Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to a Co-Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the Federal Funds Rate, and (B) from such Co-Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitment or to prejudice any rights which Administrative Agent or a Co-Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (e) If Administrative Agent or any Lender is required at any time to return to a Co-Borrower, or to a trustee, receiver, liquidator, custodian or any official under any proceeding under Debtor Relief Laws, any portion of a payment made by such Co-Borrower, each Lender shall, on demand of Administrative Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

                  2.16 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                                   SECTION 3

                     TAXES, YIELD PROTECTION AND ILLEGALITY

                  3.01 Taxes.

                  (a) Any and all payments by a Co-Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and each Lender, (x) taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a Lending Office and (y) in the case of a Lender organized under the Laws of a jurisdiction outside the United States (other than an assignee pursuant to a request by the Borrower under Section 3.06(b)), any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender's failure to comply with Section 10.20, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to this Section (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If a Co-Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receive an amount equal to the sum it would have received had no such deductions been made,
(ii) such Co-Borrower shall make such deductions, (iii) such Co-Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Co-Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, each Co-Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by it under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

                  (c) If a Co-Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, such Co-Borrower shall also pay to Administrative Agent or such Lender such additional amount that Administrative Agent or such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Each Co-Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender, amounts payable under Section 3.01(c) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

                  (e) Notwithstanding anything to the contrary contained in this
Section 3.01, all obligations of each Co-Borrower to any Lender under this
Section 3.01 shall be subject to, and conditioned upon such Lender's compliance with its obligations, if any, under, Section 10.20.

                  3.02 Illegality. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to each Co-Borrower through Administrative Agent, the obligation of such Lender to make Eurodollar Rate Loans shall be suspended until such Lender notifies Administrative Agent and each Co-Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, each Co-Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Eurodollar Rate Loans of such Lender made to such Co-Borrower, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

                  3.03 Inability to Determine Eurodollar Rates. If, in connection with any Request for Extension of Credit involving any Eurodollar Rate Loan, (a) Administrative Agent determines that (i) deposits in Dollars are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Eurodollar Rate Loan or
(ii) adequate and reasonable means do not exist for determining the underlying interest rate for such Eurodollar Rate Loan, or (b) Required Lenders (or, in the case of a Competitive Loan that is a Eurodollar Rate Loan, the Lender that is required to make such Loan) determine that such underlying interest rate does not adequately and fairly reflect the cost to Lenders (or Lender) of funding such Eurodollar Rate Loan, Administrative Agent will promptly notify each Co-Borrower and all Lenders. Thereafter, the obligation of Lenders (or Lender) to make or maintain such Eurodollar Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, each Co-Borrower may revoke any pending request for a Borrowing of Eurodollar Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

                  3.04 Increased Cost and Reduced Return; Capital Adequacy.

                  (a) If any Lender determines that the adoption of any Law or any change in any Law or in the interpretation thereof effective after the date hereof:

                           (i) Subjects such Lender to any tax, duty, or other charge with respect to any Eurodollar Rate Loans or Fixed Rate Loans or its obligation to make Eurodollar Rate Loans or Fixed Rate Loans, or changes the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Eurodollar Rate Loans;

                           (ii) Imposes or modifies any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Revolving Commitment); or

                           (iii) Imposes on such Lender or on the offshore interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Eurodollar Rate Loans or Fixed Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Eurodollar Rate Loans or Fixed Rate Loans, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), each Co-Borrower shall pay to such Lender such additional amounts attributable to such Co-Borrower as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender determines that the adoption of any Law or any change in any Law or in the interpretation thereof effective after the date hereof has the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), each Co-Borrower shall pay to such Lender such additional amounts attributable to such Co-Borrower as will compensate such Lender for such reduction.

                  (c) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the adoption of or change in Law or in the interpretation thereof that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  3.05 Breakfunding Costs. Subject to Section 3.06(a), upon demand of any Lender (with a copy to Administrative Agent) from time to time, each Co-Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

                  (a) Any Continuation, Conversion, payment or prepayment by such Co-Borrower of any Eurodollar Rate Loan or Fixed Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan or Fixed Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise);

                  (b) Any failure by such Co-Borrower (for a reason other than the failure of such Lender to make a Eurodollar Rate Loan or Fixed Rate Loan) to prepay, borrow, Continue or Convert any Eurodollar Rate Loan or Fixed Rate Loan on the date or in the amount notified by such Co-Borrower; or

                  (c) Any failure by such Co-Borrower to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

                  3.06 Matters Applicable to all Requests for Compensation.

                  (a) A certificate of Administrative Agent or any Lender claiming compensation under this Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error; provided that such certificate (i) sets forth with reasonable specificity the calculation of the amount to be paid, (ii) states that Administrative Agent or such Lender, as applicable, is treating substantially all similarly situated borrowers in a manner that is consistent with the treatment afforded the Co-Borrowers hereunder, (iii) is delivered within 90 days of the later of the date of the event giving rise to such compensation and the date Administrative Agent or such Lender knew or, with the exercise of reasonable care, should have known of the requirements for such compensation, and (iv) confirms (in the case of a claim for compensation under Section 3.01 or Section 3.04) that either a change in Administrative Agent's Office or Lending Office, as the case may be, of Administrative Agent or such Lender, as the case may be, would not have eliminated the request for compensation or that such change would have been otherwise disadvantageous to Administrative Agent or such Lender, as the case may be. In determining the amount of such compensation, Administrative Agent or any Lender may use any reasonable averaging and attribution methods.

                  (b) Upon any Lender becoming prohibited from making, maintaining or funding Eurodollar Rate Loans pursuant to Section 3.02, or upon any Lender making a claim for compensation under Section 3.01 or Section 3.04, Borrower may remove and replace such Lender in accordance with Section 10.21.

                  3.07 Survival. All of the Co-Borrowers' obligations under this
Section 3 shall survive termination of the Revolving Commitments and payment in full of all Obligations.

                                   SECTION 4

                  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

                  4.01 Conditions Precedent to Effective Date. The agreement of each Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction, on or before January 31, 2004 of the conditions precedent set forth in this Section 4.01:

                  (a) Unless waived by all Lenders, receipt by Administrative Agent of each of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the applicable Loan Party, each dated on, or in the case of third-party certificates, recently before, the Effective Date and each in form and substance satisfactory to Administrative Agent and its legal counsel:

         (i) Executed counterparts of (A) this Agreement, executed and delivered by each Co-Borrower, each Agent and each Person listed on Schedule 2.01 and (b) the Guarantee Agreement, executed and delivered by each Guarantor;

         (ii) Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may request to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

         (iii) Such evidence as Administrative Agent may request to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of its organizational documents, certificates of good standing and/or qualification to engage in business;

         (iv) A certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.01(c), (e) and (f) have been satisfied, (B) that there has been no event or circumstance since the date of the Reference Statements which has a Material Adverse Effect, and (C) as to the Debt Ratings as of the Effective Date;

         (v) An opinion of counsel to Borrower in form and substance reasonably satisfactory to Administrative Agent; and

         (vi) Such other customary certificates, documents or opinions as Administrative Agent or Required Lenders reasonably may require.

                  (b) Any fees required to be paid on or before the Effective Date shall have been paid.

                  (c) The applicable lenders shall have received any principal, interest or fees owing under (i) the Five-Year Agreement, (ii) the Permanent Facilities Agreement and (iii) the May 2003 Agreement (collectively, the "Existing Credit Agreements"). The Co-Borrowers hereby agree that the commitments under the Permanent Facilities Agreement and the May 2003 Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement. Comcast Cable Communications, Inc. by separate written instrument executed on the Effective Date shall agree that the commitments under the Five-Year Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement. The Lenders that are parties to the Existing Credit Agreements, comprising the "Required Lenders" as defined in each of the Existing Credit Agreements, hereby agree that the commitments under the Existing Credit Agreements shall terminate as set forth in this Section 4.01(c). The transactions described in this Section 4.01(c) are collectively referred to as the "Refinancing."

                  (d) Lenders shall have received (i) satisfactory audited consolidated financial statements of Borrower and its Subsidiaries for the most recent fiscal year ended prior to the Effective Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of Borrower and its Subsidiaries for each quarterly period, if any, ended subsequent to the date of the financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

                  (e) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct in all material respects on and as of the Effective Date.

                  (f) No Default or Event of Default shall have occurred and be continuing.

                  (g) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Effective Date.

                  4.02 Conditions to all Extensions of Credit. In addition to any applicable conditions precedent set forth in Section 2, the obligation of each Lender to honor any Request for Extension of Credit (including the initial Extension of Credit, but other than a Conversion or Continuation) is subject to the following conditions precedent:

                  (a) The conditions precedent set forth in Section 4.01 of this Agreement shall have been satisfied as of the Effective Date.

                  (b) The representations and warranties of Borrower contained in Section 5 (other than Sections 5.04(b) and 5.05) of this Agreement shall be correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date, except to the extent any such representation and warranty specifically relates to any earlier date, in which case such representation and warranty shall have been correct on and as of such earlier date.

                  (c) No Default or Event of Default exists, or would result from such Extension of Credit or the use thereof.

                  (d) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

                  (e) Such Extension of Credit shall be permitted by applicable Laws.

                  Each Request for Extension of Credit by a Co-Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(b) and (c) have been satisfied on and as of the date of such Extension of Credit.

                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants to Administrative Agent and Lenders that:

                  5.01 Existence and Qualification; Power; Compliance with Laws. Each of Borrower and its Restricted Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the state of its organization,
(b) has the power and authority and the legal right to own, lease and operate its properties and to conduct its business, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of its properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing does not have a Material Adverse Effect, and (d) is in compliance with all Laws, except to the extent that noncompliance does not have a Material Adverse Effect.

                  5.02 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance of each Loan Document to which it is a party. Each Co-Borrower has the power and authority and the legal right to borrow hereunder and has taken all necessary action to authorize the Extensions of Credit on the terms and conditions of this Agreement. Except for such consents, authorizations, filings or other acts which have been duly made or obtained and are in full force and effect, no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto, and constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  5.03 No Legal Bar. The execution, delivery, and performance by each Loan Party of the Loan Documents to which it is a party do not and will not
(a) violate or conflict with, or result in a breach of, or require any consent under (i) such Loan Party's organizational documents, (ii) any applicable Laws which has a Material Adverse Effect, or (iii) any Contractual Obligation, license or franchise of Borrower or any of its Restricted Subsidiaries or by which any of them or any of their property is bound or subject which has a Material Adverse Effect, (b) constitute a default under any such Contractual Obligation, license or franchise which has a Material Adverse Effect or (c) result in, or require, the creation or imposition of any Lien on any of the properties of Borrower or any of its Restricted Subsidiaries which is not permitted hereby.

                  5.04 Financial Statements; No Material Adverse Effect.

                  (a) The Reference Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

                  (b) From December 31, 2002 to the Effective Date, there has been no event or circumstance which has a Material Adverse Effect.

                  5.05 Litigation. No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the best knowledge of Borrower, threatened by or against Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that is reasonably likely to be determined adversely, and, if so adversely determined, has a Material Adverse Effect.

                  5.06 No Default. Neither Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation, license or franchise which has a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the execution and delivery of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

                  5.07 Authorizations. Borrower and its Restricted Subsidiaries possess all licenses, permits, franchises, consents, approvals, and other authorities required to be issued by Governmental Authorities that are necessary or required in the conduct of their businesses, all of which are valid, binding, enforceable, and subsisting without any defaults thereunder, other than any failures to possess or defaults that do not have a Material Adverse Effect.

                  5.08 Taxes. Borrower and its Restricted Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its affected Restricted Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in accordance with GAAP, and, except for the failure to file tax returns and/or to pay taxes which failures do not, in the aggregate, have a Material Adverse Effect.

                  5.09 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

                  (a) Neither Co-Borrower is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined in a manner which violates, or which would be inconsistent with, the provisions of Regulations T, U, or X of such Board of Governors.

                  (b) No Loan Party (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  5.10 ERISA Compliance.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, except to the extent that noncompliance does not have a Material Adverse Effect. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except in each case to an extent that could not reasonably be expected to result in a Material Adverse Effect.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur which, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, has a Material Adverse Effect; and
(ii) no Plan has any Unfunded Pension Liability which has a Material Adverse Effect.

                  5.11 Assets; Liens. Borrower and its Restricted Subsidiaries own, or possess the right to use, all properties and assets, including without limitation, trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets, that are used in the conduct of their respective businesses as now operated, and none of such properties and assets, to the best knowledge of Borrower, conflicts with the valid ownership or other right of use of any other Person to the extent that such failure to own or possess or conflict has a Material Adverse Effect. None of such properties or assets is subject to any Lien, except as permitted in Section 7.01.

                  5.12 Environmental Compliance. Borrower and its Restricted Subsidiaries are in compliance with Environmental Laws except to the extent that noncompliance does not have a Material Adverse Effect.

                  5.13 Use of Proceeds. Co-Borrowers will use the proceeds of the Extensions of Credit for working capital, capital expenditures, commercial paper backup and other lawful corporate purposes.

                  5.14 Disclosure. The statements, information, reports, representations and warranties made by the Loan Parties in the Loan Documents or furnished to Administrative Agent or the Lenders in connection with the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact.

SECTION 6

                              AFFIRMATIVE COVENANTS

                  So long as any Obligation remains unpaid or unperformed, or any portion of the Revolving Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each Restricted Subsidiary to:

                  6.01 Financial Statements. Deliver to Administrative Agent and Lenders, in form and detail satisfactory to Administrative Agent:

                  (a)      As soon as available:

                  (i) but in any event within 105 days after the end of the 2003 fiscal year and each fiscal year of Borrower ending thereafter, consolidated balance sheets as at the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year of Borrower and its consolidated Subsidiaries, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to Administrative Agent;

                  (ii) but in any event within 120 days after the end of the 2003 fiscal year and each fiscal year of Borrower ending thereafter, consolidated balance sheets as at the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year of the Restricted Group, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of the Restricted Group in accordance with GAAP, except for the exclusion of the Unrestricted Subsidiaries and except for the absence of footnotes; and

                  (b) As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower ending after the Effective Date, consolidated balance sheets as at the end of such fiscal quarter, and related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, of (i) Borrower and its consolidated Subsidiaries and (ii) the Restricted Group, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its consolidated Subsidiaries, or of the Restricted Group, as applicable, in accordance with GAAP, subject only to pro forma adjustments and normal year-end audit adjustments, except for the financial statements of the Restricted Group, which will be in accordance with GAAP except for the exclusion of the Unrestricted Subsidiaries and except for the absence of footnotes.

                  6.02 Certificates, Notices and Other Information. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent, with sufficient copies for each Lender:

                  (a) No later than the date required for the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, which Compliance Certificate shall set forth the necessary adjustments to exclude the Indebtedness and EBITDA attributed to Unrestricted Subsidiaries from the calculations set forth therein and shall give pro forma effect to Material Acquisitions and Material Dispositions in accordance with Section 1.07;

                  (b) Promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

                  (c) Promptly after Borrower obtaining knowledge of the occurrence thereof, notice of any Default or Event of Default specifying the nature thereof and what action Borrower has taken, is taking or proposes to take with respect thereto;

                  (d) Promptly after Borrower obtaining knowledge of the occurrence thereof, notice of any ERISA Event that could reasonably be expected to result in a material liability to the Borrower and its Restricted Subsidiaries taken as a whole;

                  (e) Promptly after Borrower obtaining knowledge of the announcement thereof, notice of any announcement by Moody's or S&P of any change in a Debt Rating; and

                  (f) Promptly after such request, such other data and information as from time to time may be reasonably requested by Administrative Agent or any Lender through Administrative Agent.

                  6.03 Payment of Taxes. Pay and discharge when due all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge or levy which is being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on its books in accordance with GAAP, and except, for such payments which, if not paid, do not in the aggregate, have a Material Adverse Effect.

                  6.04 Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect, and except that nothing in this Section
6.04 shall prohibit any transaction permitted by Section 7.03.

                  6.05 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, except to the extent that the failure to do so does not have a Material Adverse Effect.

                  6.06 Maintenance of Insurance. Maintain liability and casualty insurance with financially sound and reputable insurance companies not Affiliates of Borrower in such amounts with such deductibles and against such risks as is customary for similarly situated businesses, except to the extent Borrower or such Restricted Subsidiary maintains reasonable self-insurance with respect to such risks.

                  6.07 Compliance With Laws.

                  (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

                  (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Laws, noncompliance with which has a Material Adverse Effect.

                  6.08 Inspection Rights. At any time during regular business hours, upon reasonable notice, and as often as reasonably requested, but subject to Section 10.17, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine (and during the existence of an Event of Default, make copies and abstracts from) the records and books of account of Borrower and its Restricted Subsidiaries and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees.

                  6.09 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all material financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or the applicable Restricted Subsidiary.

                  6.10 Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; and
(b) make all required contributions to any Plan subject to Section 412 of the Code, except, in each case, to an extent that could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 6.10 shall not prohibit Borrower and its ERISA Affiliates from terminating any Plan to the extent permitted by ERISA, the Code, and other applicable law or if such termination does not have a Material Adverse Effect.

                  6.11 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) then being contested or intended to be timely contested by any of them in good faith by appropriate proceedings, or (b) the failure to comply with which does not have a Material Adverse Effect.

                  6.12 Use of Proceeds. Use the proceeds of Extensions of Credit as represented herein.

                  6.13 Designation of Unrestricted Subsidiaries. So long as no Default or Event of Default exists or arises as a result thereof and subject to the next succeeding sentence, Borrower may from time to time designate a Restricted Subsidiary as an Unrestricted Subsidiary or designate an Unrestricted Subsidiary as a Restricted Subsidiary; provided that Borrower shall (a) provide Administrative Agent written notification of such designation prior to or concurrently therewith (which written notification Administrative Agent will promptly forward to Lenders), and (b) if such designation is a Material Acquisition (in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary) or a Material Disposition (in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary), within 10 Business Days after such notification, deliver to Administrative Agent a certificate, in form reasonably acceptable to Administrative Agent, demonstrating pro-forma compliance (in accordance with Section 1.07) with Section 7.07 immediately prior to and after giving effect to such designation. Notwithstanding anything to the contrary contained herein, (x) each Guarantor shall at all times be a Restricted Subsidiary for all purposes hereunder, and Borrower shall not designate a Guarantor as an Unrestricted Subsidiary, (y) unless designated as an Unrestricted Subsidiary in compliance with clause (z) below, each Cable Subsidiary shall at all times be a Restricted Subsidiary for all purposes hereunder, and (z) Borrower may designate a Cable Subsidiary as an Unrestricted Subsidiary at any time when the Leverage Ratio (calculated after giving pro forma effect to such designation) is less than or equal to 4.50 to 1.00. Borrower hereby designates Comcast Holdings Corporation and each of its Subsidiaries (other than Comcast Cable Communications, Inc. and its Subsidiaries) as Unrestricted Subsidiaries.

                                   SECTION 7

                               NEGATIVE COVENANTS

                  So long as any Obligations remain unpaid or unperformed, or any portion of the Revolving Commitments remains outstanding:

                  7.01 Liens. Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                  (a) Liens pursuant to any Loan Document;

                  (b) Liens existing on the date hereof securing Indebtedness which does not exceed $500,000,000 in the aggregate, and any renewals or extensions thereof, provided that such Liens are not extended to cover any other property, assets or revenues;

                  (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or such Liens are otherwise permitted under Section 6.03;

                  (d) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested or intended to be timely contested in good faith and by appropriate proceedings;

                  (e) Pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

                  (f) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                  (h) Attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) that are currently being contested in good faith by appropriate proceedings or are intended to be timely contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (i) Liens in favor of Borrower or any Restricted Subsidiary;

                  (j) Liens on "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

                  (k) Liens on property acquired (by purchase, merger or otherwise) after the date hereof, existing at the time of acquisition thereof (but not created in anticipation thereof), or placed thereon (at the time of such acquisition or within 180 days of such acquisition to secure a portion of the purchase price thereof), and any renewals or extensions thereof, so long as the Indebtedness secured thereby is permitted hereby; provided that such Liens do not and are not extended to cover any other property;

                  (l) Liens under Sale-Leaseback Transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $500,000,000 in the aggregate;

                  (m) Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $300,000,000 at any one time;

                  (n) Liens not otherwise permitted hereby which do not secure any Indebtedness or which secure Indebtedness incurred pursuant to Asset Monetization Transactions; and

                  (o) other Liens, so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed at any time an amount equal to (x) $2,500,000,000 less (y) the amount, if any, of any unsecured Indebtedness incurred by any Restricted Subsidiary pursuant to Section 7.02(d).

                  7.02 Subsidiary Indebtedness. Borrower shall not permit any of its Restricted Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness existing on the date hereof, in an aggregate amount not in excess of (i) the aggregate amount of the Asset Monetization Transactions set forth on Schedule A plus (ii) $2,000,000,000, and extensions, renewals and replacements of such Indebtedness that do not increase the outstanding principal amount thereof;

                  (b) Indebtedness of any Restricted Subsidiary to Borrower or any other Restricted Subsidiary;

                  (c) Indebtedness of any Restricted Subsidiary that is a Guarantor (and, if requested by Administrative Agent as to any Restricted Subsidiary that becomes a Guarantor after the Effective Date, a satisfactory opinion of counsel is delivered to Administrative Agent relating thereto); and

                  (d) Other Indebtedness of a Restricted Subsidiary that is not a Guarantor in an aggregate principal amount for all Restricted Subsidiaries not exceeding $2,500,000,000 at any time (it being understood that any Indebtedness incurred pursuant to Section 7.01(m) or Section 7.02(c) shall not be counted in determining such $2,500,000,000 limit); provided that such $2,500,000,000 limit shall be reduced on a dollar-for-dollar basis by the amount, if any, of any obligations secured pursuant to Section 7.01(o).

                  7.03 Fundamental Changes. (a) Borrower shall not (A) merge or consolidate with or into any Person or (B) liquidate, wind-up or dissolve itself or (C) sell, transfer or dispose of all or substantially all of its assets, provided, nothing in this Section 7.03 shall be construed to prohibit Borrower from reincorporating in another jurisdiction, changing its form of organization or merging into, or transferring all or substantially all of its assets to, another Person so long as:

                  (i) either (x) Borrower shall be the surviving entity with substantially the same assets immediately following the reincorporation or reorganization or
                           (y) the surviving entity or transferee (the
                           "Successor Corporation") shall, immediately following the merger or transfer, as the case may be, (A) have substantially all of the assets of Borrower immediately preceding the merger or transfer, as the case may be, (B) have duly assumed all of Borrower's obligations hereunder and under the other Loan Documents in form and substance satisfactory to Administrative Agent (and, if requested by Administrative Agent, the Successor Corporation shall have delivered an opinion of counsel as to the assumption of such obligations) and (C) either (I) have then-effective ratings (or implied ratings) published by Moody's or S&P applicable to such Successor Corporation's senior, unsecured, non-credit-enhanced, long term indebtedness for borrowed money, which ratings shall be either Baa3 or higher (if assigned by Moody's) or BBB- or higher (if assigned by S&P) or (II) be acceptable to Required Lenders; and

                  (ii) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing.

                  (b) Borrower and its Restricted Subsidiaries, taken as a whole, shall continue to maintain cable and other communications businesses as its primary lines of business.

                  7.04 ERISA. Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, at any time permit (a) any Plan to (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other Laws applicable to a Plan; or (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA) or (b) the occurrence of any ERISA Event; which, with respect to each event described in clauses (a) or (b) above, has a Material Adverse Effect.

                  7.05 Limitations on Upstreaming. Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly agree to any restriction or limitation on the making of dividends, distributions, loans or advances, the repaying of loans or advances or the transferring of assets from any Restricted Subsidiary to Borrower or any other Restricted Subsidiary, except
(a) restrictions and limitations imposed by Law or by the Loan Documents, (b) customary restrictions and limitations contained in agreements relating to the sale of a Subsidiary or its assets that is permitted hereunder and (c) any other restrictions that could not reasonably be expected to impair Borrower's ability to repay the Obligations as and when due.

                  7.06 Margin Regulations. Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, use the proceeds of any Extensions of Credit hereunder for "purchasing" or "carrying" "margin stock" (as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System), if such use would violate, or would be inconsistent with, the provisions of Regulations T, U, or X of such Board of Governors.

                  7.07 Financial Covenants.

                  (a) Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as of the end of any fiscal quarter of Borrower to be less than 2.50 to 1.00.

                  (b) Leverage Ratio. Borrower shall not permit the Leverage Ratio as of the end of any fiscal quarter of Borrower to be greater than 5.50 to 1.00.

                                   SECTION 8
                         EVENTS OF DEFAULT AND REMEDIES

                  8.01 Events of Default. Any one or more of the following events shall constitute an Event of Default:

                  (a) A Co-Borrower fails to pay any principal on any of its Outstanding Revolving Obligations or Competitive Loans (other than fees) on the date when due; or

                  (b) A Co-Borrower fails to pay any interest on any of its Outstanding Revolving Obligations or Competitive Loans, or any commitment or utilization fees, within five days after the date when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five days after the date when due or, if applicable, after demand is made for the payment thereof; or

                  (c) Any default occurs in the observance or performance of any agreement contained in Section 6.02(c), 6.12, 7.03 or 7.07; or

                  (d) Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof to Borrower from Administrative Agent or any Lender; or

                  (e) Any representation or warranty by any Loan Party in this Agreement or any other Loan Document or any Compliance Certificate proves to have been incorrect in any material respect when made or deemed made; or

                  (f) (i) Borrower or any Restricted Subsidiary (x) defaults in any payment when due (including any stated grace periods) of principal of or interest on any Indebtedness (other than the Obligations) having an aggregate principal amount in excess of the Threshold Amount or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event (after giving effect to any applicable stated grace periods) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of the Threshold Amount to be demanded or become due (automatically or otherwise) or to become subject to mandatory redemption prior to its stated maturity, or any Guaranty Obligation in such amount to become payable or cash collateral in respect thereof to be demanded (provided that to the extent that any default referred to in the preceding provisions of this Section 8.01(f) is cured or duly waived by the required holders of the applicable Indebtedness, such default shall cease to be an Event of Default hereunder, unless and except to the extent that Administrative Agent has theretofore exercised remedies hereunder pursuant to Section 8.02), or (ii) Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature; or

                  (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Required Lenders or all Lenders, as may be required hereunder, or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

                  (h) (i) A final non-appealable judgment against Borrower, any of its Significant Subsidiaries or any Guarantor is entered for the payment of money (which is not covered by insurance) in excess of the Threshold Amount, or any non-monetary final judgment is entered against Borrower, any of its Significant Subsidiaries or any Guarantor which has a Material Adverse Effect if, in each case, such judgment remains unsatisfied without procurement of a stay of execution for (A) 30 calendar days after the date of entry of such judgment or, (B) if earlier, five days prior to the date of any possible execution sale, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated, stayed or fully bonded within 30 calendar days after its issue or levy; or

                  (i) Borrower, any of its Significant Subsidiaries or any Guarantor institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (j) There occurs any Change of Control.

                  8.02 Remedies Upon Event of Default. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                  (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(i):

                  (i) Administrative Agent may (and, subject to the terms of Section 9, shall upon the request of Required Lenders) terminate the Revolving Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by each Co-Borrower; and

                  (ii) Administrative Agent may (and, subject to the terms of Section 9, shall upon the request of Required Lenders) demand immediate payment by Co-Borrowers of an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

                  (b) Upon the occurrence of any Event of Default described in
Section 8.01(i):

                  (i) The Revolving Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon either Co-Borrower, which are expressly waived by each Co-Borrower;

                  (ii) The unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by each Co-Borrower; and

                  (iii) An amount equal to the aggregate amount of all outstanding Letter of Credit Usage shall be immediately due and payable to Administrative Agent without notice to or demand upon either Co-Borrower, which are expressly waived by each Co-Borrower, to be held in a Letter of Credit Cash Collateral Account.

                  (c) Upon the occurrence of any Event of Default, Administrative Agent may proceed to protect, exercise and enforce against Co-Borrowers the rights and remedies of Administrative Agent and Lenders under the Loan Documents and such other rights and remedies as are provided by Law or equity.

                  (d) The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by Administrative Agent or Required Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments received during the existence of an Event of Default shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender (to the extent that each Lender has a right to reimbursement thereof pursuant to the Loan Documents), second, to the payment of accrued and unpaid interest on the Obligations to and including the date of such application, third, to the payment of, or as cash collateral for, the unpaid principal of the Obligations, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders.

                                   SECTION 9

                                   THE AGENTS

                  9.01 Appointment. Each Lender hereby irrevocably designates and appoints Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.

                  9.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.03 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.04 Reliance by Administrative Agent. (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Loans.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.01, absent Requisite Notice by such Lender to Administrative Agent to the contrary, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to each Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

                  9.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent has received notice from a Lender or either Co-Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to Lenders. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

                  9.06 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any

Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.07 Indemnification. Lenders agree to indemnify each Agent and Issuing Bank in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of any Loan Party to do so), ratably according to their respective Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.09 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days' notice to Lenders and Borrower. If Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among Lenders a successor agent for Lenders, which successor agent shall (unless an Event of Default under Section 8.01(a), Section 8.01(b) or Section 8.01(i) with respect to Borrower shall have occurred and be continuing) be subject to approval by Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and Lenders shall assume and perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10 Co-Documentation Agents and Syndication Agent. None of Co-Documentation Agents nor Syndication Agent shall have any right, power, obligation, liability, responsibility or duty hereunder in its capacity as such. Without limiting the foregoing, none of Co-Documentation Agents or Syndication Agent in its capacity as such shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Co-Documentation Agents or Syndication Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   SECTION 10

                                  MISCELLANEOUS

                  10.01 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Loan Party therefrom shall be effective unless in writing signed by each Loan Party party thereto and Required Lenders and acknowledged by Administrative Agent (or signed by Administrative Agent with the prior written consent of Required Lenders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing sentence, without the approval in writing of each Co-Borrower, Administrative Agent and each Lender affected thereby, no amendment, modification, supplement, termination, waiver, approval, or consent may be effective to:

                  (a) Reduce the amount of principal of any Outstanding Revolving Obligations owed to such Lender;

                  (b) Reduce the rate of interest payable on any Outstanding Revolving Obligations owed to such Lender or the amount or rate of any fee or other amount payable to such Lender under the Loan Documents, except that Required Lenders may waive or defer the imposition of the Default Rate;

                  (c) Waive an Event of Default consisting of the failure of a Co-Borrower to pay when due principal, interest, any commitment or utilization fee, or any other amount payable to such Lender under the Loan Documents;

                  (d) Postpone any date scheduled for the payment of principal of, or interest on, any Loan or any Letter of Credit reimbursement obligation or for the payment of any commitment or utilization fee or for the payment of any other amount, in each case payable to such Lender under the Loan Documents, or extend the term of, or increase the amount of, such Lender's Revolving Commitment (it being understood that a waiver of any Event of Default not referred to in subsection
(c) above shall require only the consent of Required Lenders) or modify such Lender's share of the Revolving Commitments (except as contemplated hereby);

                  (e) Amend or waive the definition of "Required Lenders" or the provisions of this Section 10.01 or Section 10.06; or

                  (f) Amend or waive any provision of this Agreement that expressly requires the consent or approval of such Lender;

provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by the affected Issuing Lender in addition to Required Lenders or each affected Lender, as the case may be, affect the rights or duties of such Issuing Lender, (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Required Lenders or each affected Lender, as the case may be, affect the rights or duties of Administrative Agent, (iii) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto; (iv) any amendment, waiver, or consent to a Letter of Credit Application which is not inconsistent with Section 2.03 shall require only the written approval of the relevant Co-Borrower, Administrative Agent and the applicable Issuing Lender; and (v) without the written consent of all Lenders, no amendment, waiver or consent shall release (x) all or substantially all of Guarantors from their obligations under the Guarantee Agreement or (y) Borrower from its obligations under the Guarantee Agreement. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

                  10.02 Requisite Notice; Effectiveness of Signatures and Electronic Mail.

                  (a) Requisite Notice. Notices given in connection with any Loan Document shall be delivered to the intended recipient at the number and/or address set forth on the Administrative Questionnaire (or as otherwise specified from time to time by such recipient in writing to Administrative Agent) and shall be given by (i) irrevocable written notice or (ii) except as otherwise provided, irrevocable telephonic (not voicemail) notice. Such notices may be delivered, must be confirmed and shall be effective as follows:

Mode of Delivery
----------------

Mail Effective on earlier of actual receipt and fourth Business Day after deposit in U.S. Mail, first class postage pre-paid

Courier or hand delivery                When signed for by recipient

Telephone (not voicemail)               When conversation completed (must be
                                        confirmed in writing)

Facsimile                               When confirmed by telephone (not
                                        voicemail)

Electronic Mail                         When delivered (usage subject to
                                        subsection (c) below)

provided, however, that notices delivered to Administrative Agent pursuant to
Section 2 shall not be effective until actually received by Administrative
Agent;

provided, further, that Administrative Agent may require that any notice be confirmed or followed by a manually-signed hard copy thereof. Notices shall be in any form prescribed herein and, if sent by a Co-Borrower, shall be made by a Responsible Officer of such Co-Borrower. Notices delivered and, if required, confirmed in accordance with this subsection shall be deemed to have been delivered by Requisite Notice.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed hard copies and shall be binding on each Co-Borrower, Administrative Agent and Lenders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed hard copy thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Usage of Electronic Mail. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute agreements and other documents to be signed by Administrative Agent, Lenders and Co-Borrowers. No other legally-binding and/or time-sensitive communication or Request for Extension of Credit may be sent by electronic mail without the consent of, or confirmation to, the intended recipient in each instance.

                  (d) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of a Co-Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent-Related Persons and Lenders from any loss, cost, expense or liability as a result of relying on any notices purportedly given by or on behalf of a Co-Borrower absent the gross negligence or willful misconduct of the Person seeking indemnification.

                  10.03 Attorney Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse Administrative Agent and Syndication Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Administrative Agent and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any restructuring, reorganization (including a bankruptcy reorganization) or enforcement or attempted enforcement of, or preservation of any rights under, any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The agreements in this Section shall survive repayment of all Obligations.

                  10.04 Binding Effect; Assignment.

                  (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Co-Borrowers, Administrative Agent, Lenders and their respective successors and assigns, except that, a Co-Borrower may not, except as permitted by Section 7.03, assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time

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                                       52



pledge a Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank or, if such Lender is a fund, to any trustee or to any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank or trust or other representative the rights of a Lender hereunder absent foreclosure of such pledge, and any transfer to any Person upon the enforcement of such pledge shall be subject to this Section 10.04.

                  (b) From time to time following the date of this Agreement, each Lender may assign to one or more banks, financial institutions or other entities (with any such bank, financial institution or other entity that is not an Affiliate of the assigning Lender being required to have a combined capital and surplus of at least $250,000,000 (such qualifications being subject to waiver by Borrower and Administrative Agent)), all or any portion of its rights and obligations under this Agreement and the other Loan Documents; provided that
(i) such assignment, if not to a Lender or an Affiliate of a Lender, shall be consented to (which consents shall not be unreasonably withheld) by Borrower at all times other than during the existence of an Event of Default and by Administrative Agent, (ii) a copy of a duly signed and completed Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment (A) to an Affiliate of a Lender or to another Lender or (B) of the entire remaining Revolving Commitment of the assigning Lender, such assignment shall be in an aggregate principal amount not less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Assignment and Acceptance. Upon obtaining any consent required as set forth in the prior sentence, any forms required by Section 10.20 and payment of the requisite fee described below, the assignee named therein shall be a Lender for all purposes of this Agreement to the extent of the Assigned Interest (as defined in such Assignment and Acceptance), and, except for rights and obligations which by their terms survive termination of any Revolving Commitments, the assigning Lender shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Upon request, Co-Borrowers shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender to evidence Loans made by them. Administrative Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter. Administrative Agent shall record the information contained in the Assignment and Acceptance in the Register.

                  (c) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such assignee and/or such assigning Lender (including in the case of assignments to Affiliates of assigning Lenders), Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (d) Each Lender may from time to time, without the consent of any other Person, grant participations to one or more other Persons (including another Lender) in all or any portion of its Revolving Commitments, Extensions of Credit or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating bank or other financial institution shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of the increased cost provisions of Section 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and for purposes of Section 10.06, (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided,


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                                       53



however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent (as between the assigning Lender and such participant) to any matter which (A) extends the Revolving Termination Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant or any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any scheduled payment of principal owing to such participant. Any Lender that sells a participation to any Person that is a "foreign corporation, partnership or trust" within the meaning of the Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 10.20 as if such Person were a Lender and provide that Administrative Agent and Borrower shall be third party beneficiaries of such covenant. Each Lender that sells or grants a participation shall (a) withhold or deduct from each payment to the holder of such participation the amount of any tax required under applicable law to be withheld or deducted from such payment and not withheld or deducted therefrom by Borrower or Administrative Agent, (b) pay the tax so withheld or deducted by it to the appropriate taxing authority in accordance with applicable law and (c) indemnify Borrower and Administrative Agent for any losses, cost and expenses that they may incur as a result of any failure to so withhold or deduct and pay such tax.

                  10.05 Set-off. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee of any Lender or any Affiliate thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Co-Borrowers, any such notice being waived by Co-Borrowers to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien or otherwise, against any assets of the Co-Borrowers which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of the Co-Borrowers) and apply such assets against the Obligations then due and payable, irrespective of whether such Proceeding Party shall have made any demand therefor. Each Lender agrees promptly to notify the Co-Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.06 Sharing of Payments. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against a Co-Borrower or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender receives in payment of the Obligations held by such other Lender, then, subject to applicable Laws, (a) such Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by a Co-Borrower or any Person claiming through or succeeding to the rights of a Co-Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Each Co-Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

                  10.07 No Waiver; Cumulative Remedies.

                  (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                  (c) Except with respect to Section 9.09, the terms and conditions of Section 9 are for the sole benefit of the Agents and Lenders.

                  10.08 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Outstanding Revolving Obligations or, if it exceeds the unpaid principal, refunded to the applicable Co-Borrower. In determining whether the interest contracted for, charged or received by Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal or unequal parts, the total amount of interest throughout the contemplated term of the Obligations.

                  10.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.10 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT

BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

                  10.11 Nature of Lenders' Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Subsidiary or Affiliate of Borrower. Each Lender's obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the Revolving Commitments attributable to any other Lender.

                  10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document shall survive the execution and delivery thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

                  10.13 Indemnity by Co-Borrowers. Whether or not the transactions contemplated hereby are consummated, the Co-Borrowers jointly and severally agree to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against a Co-Borrower, any of its Affiliates or any of its officers or directors; (ii) any and all claims, demands, actions or causes of action arising out of or relating to the Loan Documents, the Revolving Commitments, the use or contemplated use of the proceeds of any Extension of Credit, or the relationship of the Co-Borrowers, Administrative Agent and Lenders under this Agreement; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection
(i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs (limited to one law firm for Lenders unless Lenders have differing interests or defenses that preclude the engagement of one law firm to represent Lenders)) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, including settlement costs incurred with the prior written consent of Borrower (which consent shall not be unreasonably withheld), whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. The agreements in this Section shall survive repayment of all Obligations. 10.14 Nonliability of Lenders. Each Co-Borrower acknowledges and agrees that:

                  (a) Any inspections of any property of any Co-Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and neither Co-Borrower is entitled to rely upon the same (whether or not such inspections are at the expense of a Co-Borrower);

                  (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

                  (c) The relationship between the Co-Borrowers and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrower and lenders; neither Administrative Agent nor any Lender shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or any Lender in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

                  (d) Neither Administrative Agent nor any Lender shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

                  10.15 No Third Parties Benefitted. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Co-Borrowers, Administrative Agent and Lenders in connection with the Extensions of Credit, and is made for the sole benefit of the Co-Borrowers, Administrative Agent and Lenders, Administrative Agent's and Lenders' successors and permitted assigns. Except as provided in Section 10.04, no other Person shall have any rights of any nature hereunder or by reason hereof.

                  10.16 Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Administrative Agent, Lenders and Borrower agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

                  10.17 Confidentiality. Administrative Agent and each Lender shall use any confidential non-public information concerning Borrower and its Subsidiaries and Affiliates that is furnished to Administrative Agent or such Lender by or on behalf of Borrower and its Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information (a) to their affiliates or any of their or their affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "Representatives") who need to know such information for the purposes set forth in this Section and who have been advised of and acknowledge their obligation to keep such information confidential in accordance with this Section, (b) to

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                                       57



any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein, (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority, (d) to the extent necessary or appropriate to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives, and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of Borrower or any of its Subsidiaries or Affiliates, provided that such information is not known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, Borrower or any of its Subsidiaries or Affiliates, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or (z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

                  Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Agreement and all materials of any kind, including opinions or other tax analyses, that have been provided to it by any other party relating to such tax treatment and tax structure.

                  10.18 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

                  10.19 Time of the Essence. Time is of the essence of the Loan Documents.

                  10.20 Foreign Lenders. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, IRS Form W-8ECI or W-8BEN, as appropriate, or any successor form prescribed by the IRS, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," IRS Form W-8, or any successor form prescribed by the IRS, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to

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                                       58



avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement, (b) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that a Co-Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this Section shall survive the payment of all Obligations and the resignation of Administrative Agent.

                  10.21 Removal and Replacement of Lenders.

                  (a) Under any circumstances set forth in this Agreement providing that Borrower shall have the right to remove or replace a Lender (other than with respect to any outstanding Competitive Loan held by it) as a party to this Agreement, Borrower may, upon notice to such Lender and Administrative Agent, remove such Lender by (i) non ratably terminating such Lender's Revolving Commitment and/or (ii) causing such Lender to assign its Revolving Commitment pursuant to Section 10.04(b) to one or more other Lenders or eligible assignees procured by Borrower. Each Co-Borrower shall, in the case of a termination of such Lender's Revolving Commitment pursuant to clause (i) preceding, (x) pay in full all principal, interest, fees and other amounts owing to such Lender (other than with respect to any outstanding Competitive Loan held by it) through the date of termination (including any amounts payable pursuant to Section 3), (y) provide appropriate assurances and indemnities (which may include letters of credit) to such Lender and Issuing Lender as each may reasonably require with respect to any continuing risk participation interest in any Letters of Credit then outstanding and (z) release such Lender from its obligations under the Loan Documents from and after the date of termination. Each Co-Borrower shall, in the case of an assignment pursuant to clause (ii) preceding, cause to be paid the assignment fee payable to Administrative Agent pursuant to Section 10.04(c). Any such Lender whose Revolving Commitment is being assigned shall execute and deliver an Assignment and Acceptance covering such Lender's Revolving Commitment. Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect adjustments to Lenders and their Revolving Commitments.

                  (b) This section shall supercede any provisions in Section
10.01 to the contrary.

                  10.22 Governing Law; Submission to Jurisdiction; Waivers.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (b) Each party to this Agreement irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition

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                                       59




                           and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address provided for in Section 10.02;

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.23 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.









                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Comcast Corporation


                                    By:

                                         /s/ Kenneth Mikalauskas
                                         --------------------------------
                                         Name: Kenneth Mikalauskas
                                         Title:  Vice President - Finance



                                    COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.


                                    By:

                                         /s/ Kenneth Mikalauskas
                                         --------------------------------
                                         Name: Kenneth Mikalauskas
                                         Title:  Vice President - Finance

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                   JPMorgan Chase Bank, as Administrative Agent,
                                     an Issuing Lender, and as a Lender


                                    By:  /s/ Tracy Navin Ewing
                                         ---------------------------------------
                                         Name:  Tracy Navin Ewing
                                         Title: Vice President

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                     CITIBANK, N.A., as Syndication Agent and as a Lender


                                     By:  /s/ Carolyn A. Kee
                                          --------------------------------------
                                     Name:  Carolyn A. Kee
                                     Title: Vice President

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Bank of America, N.A.


                                    By:  /s/ Todd Shipley
                                         ---------------------------------------

                                    Name:  Todd Shipley
                                           -------------------------------------

                                    Title:  Managing Director
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Barclays Bank PLC


                                    By:  /s/ L. Peter Yetman
                                         ---------------------------------------

                                    Name:  L. Peter Yetman
                                           -------------------------------------

                                    Title:  Director
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Deutsche Bank AG
                                    New York Branch


                                    By:  /s/ William W. McGinty
                                         ---------------------------------------

                                    Name:  William W. McGinty
                                           -------------------------------------

                                    Title:  Director
                                          --------------------------------------




                                    By:  /s/ David G. Dickinson, Jr.
                                         ---------------------------------------

                                    Name:  David G. Dickinson, Jr.
                                           -------------------------------------

                                    Title:  Vice President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  ABN AMRO Bank N.V.


                                    By:  /s/ David Carrington
                                         ---------------------------------------

                                    Name:  David Carrington
                                           -------------------------------------

                                    Title:  Director
                                          --------------------------------------


                                    By:  /s/ Richard R. Stone
                                         ---------------------------------------

                                    Name:  Richard R. Stone
                                           -------------------------------------

                                    Title:  Assistant Vice President

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  The Bank of
                                    Tokyo-Mitsubishi Trust,
                                    Ltd., New York Branch


                                    By:  /s/ Karen Ossolinski
                                         ---------------------------------------

                                    Name:  Karen Ossolinski
                                           -------------------------------------

                                    Title:  Authorized Signatory
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender: Bank One, NA


                                     By:  /s/ Matthew J. Reilly
                                          --------------------------------------

                                     Name:  Matthew J. Reilly
                                            ------------------------------------

                                     Title:  Director
                                           -------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender: BNP Paribas


                                    By:  /s/ Nuala Marley
                                         ---------------------------------------
                                    Name:  Nuala Marley
                                    Title:  Director
                                          --------------------------------------


                                    By:  /s/ Todd Rodgers
                                         ---------------------------------------
                                    Name:   Todd Rodgers
                                    Title:  Vice President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                         Name of Lender: Credit Suisse First Boston acting through its Cayman Islands
                         Branch


                         By:  /s/ James P. Moran       /s/ Cassandra Droogan
                              ------------------------------------------------

                         Name:  James P. Moran             Cassandra Droogan
                         Title:  Director                   Associate
                               -----------------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Dresdner Bank AG, New York
                                     and Grand Cayman Branches


                                    By:  /s/ Brian Smith
                                         ---------------------------------------

                                    Name:  Brian Smith
                                    Title:  Director
                                          --------------------------------------


                                    By:  /s/ Brian Schneider
                                         ---------------------------------------

                                    Name:  Brian Schneider
                                    Title:  Vice President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Lehman Brothers Bank, FSB


                                    By:  /s/ Gary T. Taylor
                                         ---------------------------------------

                                    Name:  Gary T. Taylor
                                    Title:  Vice President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                     Name of Lender:  Merrill Lynch Bank USA


                                     By:  /s/ David Millett
                                          --------------------------------------

                                     Name:   David Millett
                                     Title:  Vice President
                                           -------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Morgan Stanley Bank


                                    By:  /s/ Jaap L. Tonckens
                                         ---------------------------------------

                                    Name:   Jaap L. Tonckens
                                    Title:  Vice President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  The Royal Bank of
                                    Scotland plc


                                    By:  /s/ Maria Amaral-LeBlanc
                                         ---------------------------------------

                                    Name:   Maria Amaral-LeBlanc
                                    Title:  Senior Vice-President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Sumitomo Mitsui Banking
                                    Corporation


                                    By:  /s/ Leo E. Pagarigan
                                         ---------------------------------------

                                    Name:   Leo E. Pagarigan
                                    Title:  Senior Vice President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                     Name of Lender:  UBS Loan Finance LLC


                                     By:  /s/ Patricia O'Kicki
                                          --------------------------------------

                                     Name:  Patricia O'Kicki
                                     Title:  Director
                                           -------------------------------------


                                     By:  /s/ Wilfred V. Saint
                                          --------------------------------------

                                     Name:  Wilfred V. Saint
                                     Title: Associate Director Banking Products
                                            Services, US

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  The Bank of New York
                                    Company Inc.


                                    By:  /s/ John R. Ciulla
                                         ---------------------------------------

                                    Name:   John R. Ciulla
                                    Title:  Authorized Signer
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Fleet National Bank


                                    By:  /s/ Michael D. Elwell
                                         ---------------------------------------

                                    Name:  Michael D. Elwell
                                    Title:  Vice President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                          Name of Lender: SunTrust Bank


                                    By:  /s/ Jeffrey Hauser
                                         ---------------------------------------

                                    Name:   Jeffrey Hauser
                                    Title:  Director
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Wachovia Bank,
                                    National Association


                                    By:  /s/ John D. Brady
                                         ---------------------------------------

                                    Name:   John D. Brady
                                    Title:  Director
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                     Name of Lender:  Bayerische Landesbank
                                     Cayman Islands Branch


                                     By:  /s/ Dietmar Rieg
                                          --------------------------------------

                                     Name:   Dietmar Rieg
                                     Title:  First Vice President
                                           -------------------------------------


                                     By:  /s/ James H. Boyle
                                          --------------------------------------

                                     Name:  James H. Boyle
                                     Title:  Vice President
                                           -------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                      Name of Lender:  U.S. Bank National
                                      Association


                                      By:  /s/ Jaycee A. Earll
                                           -------------------------------------

                                      Name:   Jaycee A. Earll
                                      Title:  Vice President
                                            ------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  UFJ Bank Limited


                                    By:  /s/ Russell Bohner
                                         ---------------------------------------

                                    Name:  Russell Bohner
                                    Title:  Vice President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  Manufacturers and Traders
                                    Trust Company


                                    By:  /s/ W. Blake Hampson
                                         ---------------------------------------

                                    Name:   W. Blake Hampson
                                    Title:  Vice President
                                          --------------------------------------

                  Signature Page to that certain Credit Agreement, dated as of the date first set forth above, among Comcast Corporation and Comcast Cable Communications Holdings, Inc., as Co-Borrowers, each Lender, JPMorgan Chase Bank, as Administrative Agent and an Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Barclays Bank PLC and Deutsche Bank Securities Inc., as Co-Documentation Agents.



                                    Name of Lender:  First Tennessee Bank
                                    National Association


                                    By:  /s/ James H. Atchley
                                         ---------------------------------------

                                    Name:   James H. Atchley
                                    Title:  Senior Vice President
                                          --------------------------------------